CONSENT TO SUBLEASE

     THIS AGREEMENT ("Agreement") is made as of February 3, 1999, by and among 18301 Associates L.P. ("Landlord"), Cruttenden Roth Inc., a California Corp.("Sublessor"), and 2TheMart.com, Inc., an Oklahoma Corp. ("Subtenant").

                 Recitals


     1. Landlord is the landlord and Sublessor is the tenant under a lease dated March 8, 1991 as amended (the "Prime Lease"), for approximately 20,341 square feet of space (the "Premises"), located on the seventh floor of the office building, known as Suite 700 located at 18301 Von Karman, Irvine, CA (the "Building"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Prime Lease.

     2. Sublessor has requested that Landlord consent to the subletting by Sublessor to Subtenant of a portion of the Premises ("Sublet Premises"), pursuant to the Sublease dated February 3, 1999 (the "Sublease"), to which this Agreement is attached.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, Landlord hereby consents to the Sublease subject to and upon the following terms and conditions, as to each of which Sublessor and Subtenant expressly agree:

     1. Nothing contained in this Agreement shall:

     (a) operate as a consent to or approval or ratification by Landlord of any specific provisions of the Sublease or as a representation or warranty by Landlord, or cause Landlord to be estopped or bound in any way by any of the provisions of the Sublease, or

     (b) be construed to modify, waive or affect (I) any of the provisions, covenants or conditions in the Prime Lease, or (ii) any of Sublessor's obligations under the Prime Lease, or (iii) any rights or remedies of Landlord under the Prime Lease or otherwise or to enlarge or increase Landlord's obligations or Sublessor's rights under the Prime Lease or otherwise, or

     (C)be deemed to make Subtenant a third party beneficiary of the provisions of the Prime Lease, or create or permit any direct right of action by Subtenant against Landlord for breach of the covenant of quiet enjoyment or any other covenant of Landlord under the Prime Lease, or

     (d) be construed to waive any past, present or future breach or default on the part of Sublessor under the Prime Lease.

     2. The Sublease shall be subject and subordinate at all times to the Prime Lease and to all of its provisions, covenants and conditions. Except for rent payable under Prime Lease, Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Prime Lease (including, without limitation, insurance requirements, as though Subtenant were the "Tenant" under the Prime Lease), for the period covered by the Sublease, but only to the extent applicable to the Sublet Premises. In case of any conflict between the provisions of the Prime Lease and the provisions of the Sublease, the provisions of the Prime Lease shall prevail unaffected by the Sublease.

     3. Neither the Sublease nor this consent thereto shall release or discharge Sublessor from any liability under the Prime Lease. Sublessor shall remain liable and responsible for the full performance and observance of all the provisions, covenants and conditions set forth in the Prime Lease on the part of Sublessor to be performed and observed. Any breach or violation of any provision of the Prime Lease by Subtenant shall be deemed to be, and shall constitute, a default by Sublessor in fulfilling such provision.

     4. This consent by Landlord shall not be assignable or transferable and shall not be construed as a consent by Landlord to any further subletting by Sublessor or Subtenant or to any assignment by Sublessor of the Prime Lease or assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same, and, without limiting the generality of the foregoing, both Sublessor and Subtenant agree that Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party or in any other manner to transfer all or any part of Subtenant's rights with respect to the Sublease or the Sublet Premises. All provisions in the Prime Lease restricting or prohibiting transfer of Tenant's interests shall also apply to restrict or prohibit transfer by Subtenant (but, except only as otherwise expressly provided to the contrary in this Agreement, no provisions in the Prime Lease permitting any transfer by Sublessor shall apply to permit any transfer by Subtenant). This consent may not be construed as a consent by Landlord to any modification, amendment, extension or renewal of the Sublease, without Landlord's prior written consent.

     5. Sublessor hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease, including the Sublease, and agrees that Landlord, as assignee or as attorney-in-fact for Sublessor for purposes hereof, or a receiver for Sublessor appointed on landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Sublessor's obligations to Landlord under the Prime Lease; provided, however, that Landlord grants to Sublessor at all times prior to occurrence of any breach or default by Sublessor under the Prime Lease a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default under the Prime Lease). Sublessor and Subtenant agree that upon receipt of notice from Landlord directing Subtenant to pay the sublease rent directly to Landlord, Subtenant shall pay rent due under the Sublease to Landlord. Landlord shall credit Sublessor with any rent received by Landlord under such assignment, but the acceptance of any payment on account of rent from Subtenant as the result of any such default shall in no manner whatsoever serve to release Sublessor from any liability under the Prime Lease, except to the extent of%- rent so credited.

     6. Upon the expiration or any earlier termination of the term of the Prime Lease, the voluntary or involuntary surrender of the Prime Lease by Sublessor to Landlord, or a mutual cancellation of the Prime Lease by Landlord and Sublessor, the Sublease and its term shall terminate and Subtenant shall vacate the Premises on or before the effective date of such, termination. In the event of the failure of Subtenant to so vacate the Premises, Landlord shall be entitled to enforce against Subtenant all of the rights and remedies available to a landlord against a tenant holding over after the expiration of a term.

     7. Both Sublessor and Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by Subtenant for services and materials supplied to the Sublet Premises beyond that which is required by the terms of the Prime Lease, and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant occupying the Sublet Premises (including, but not limited to, any excess cost to Landlord of services furnished to or for the Sublet Premises).

     8. Notwithstanding anything to the contrary contained in the Sublease, Landlord may require that requests for any service to be supplied by Landlord to the Sublet Premises, requests to alter the Sublet Premises, requests to further sublet the Sublet Premises or assign the Sublease, and other requests for Landlord's consent or approval be made by Sublessor on behalf of Subtenant.

     9. Sublessor and Subtenant each covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease.

     10. Sublessor and Subtenant understand and acknowledge that Landlord's consent to the Sublease expressed herein is not a consent to any improvement or alteration work to be performed in the Sublet Premises (including without limitation any improvement work contemplated in the Sublease), that Landlord's consent for such work must be separately sought and that any such work shall be subject to all the provisions of the Prime Lease with respect thereto.

     11. In the event of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail.

     12. In addition to complying with all provisions of the Prime Lease concerning estoppel certificates, Sublessor and Subtenant each also agree to execute and deliver from time to time upon request such other estoppel certificates as Landlord may require with respect to the Sublease.

     13. In the event of any arbitration or action or proceeding at law or in equity between or among the parties to this Agreement as a consequence of any controversy, claim or dispute relating to this agreement or the breach thereof or to enforce any of the provisions and/or rights hereunder, the unsuccessful party or parties to such arbitration, action or proceeding shall pay to the successful party or parties costs and expenses, including attorneys' fees incurred therein by such successful party or parties.

     14. Each of Subtenant and Sublessor, jointly and severally, shall indemnify, defend and hold Landlord harmless from and against any and all claims arising out of (i) Subtenant's use of the Premises or any part thereof, or (ii) any activity, work or other thing done, permitted or suffered by Subtenant in or about the Building or the Premises, or any part thereof, or (iii) any breach or default in the performance of any obligation on Subtenant's part to be performed under the terms of the Sublease or this Agreement, (iv) any act or negligence of Subtenant or any officer, agent, employee, contractor, servant, invitee or guest of Subtenant, or (v) any claim for brokerage commissions or other charges or expenses in connection with the Sublease; and in each case from and against any and all damages, losses, liabilities, lawsuits, j udgments, and costs and expenses (including without limitation reasonable attorneys' fees) arising in connection with any such claim or claims as described in clauses
(i) through (v) above, or any action or proceeding brought thereon. If any such action or proceeding be brought against Landlord, the indemnifying party, upon notice from Landlord, shall defend the same at the indemnifying party's sole expense by counsel reasonably satisfactory to Landlord. Subtenant, as all material part of the consideration to Landlord, hereby assumes all risk of damage or loss to property or injury or death to persons, in, upon or about the Premises, from any cause, and Subtenant hereby waives all claims in respect thereof against Landlord.

     15. This Agreement shall be construed in accordance with the laws of the State of California and, together with the Sublease and the Prime Lease, contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

     16. This Agreement is hereby incorporated into the Sublease and shall be attached to the Sublease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

          LANDLORD:

          18301 ASSOCIATES L.P.
          a California limited partnership

          By:   CORNERSTONE HOLDINGS, LLC
          a Delaware limited liability company
          Its General Partner

          By:/s/Robert Paratte
          Name:Robert Paratte
          Title: Authorized Signatory

          SUBLESSOR: CRUTTENDEN ROTH INCORPORATED, a California corporation

                 By:/s/Arnold Krause

                 Name:
                 Title:

          SUBTENANT:       2TheMart.com, Inc.
                 an Oklahoma Corporation

                 By:/s/Dominic J. Magliarditi
                 Name: Dominic J. Magliarditi
                 Title: President

                 AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                              STANDARD SUBLEASE
               (Long-form to be used with pre-1996 AIR leases)

1. Parties. This Sublease, dated, for reference purposes only February 3, 1999, is made by and between Cruttenden Roth Incorporated, a California Corporation, formerly Cruttenden & Co., Inc., a California Corporation ("Sublessor") and 2TheMart.com. , an Oklahoma Corp. ("Sublessee").

2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental. and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 18201 Von Karman, Suite 790, Irvine located in the County of Orange, State of California and generally described as (describe briefly the nature of the property) the sublease space located on the seventh (7th) floor only consisting of approximately 20,341 rentable square feet. The office building is a class "A" eleven story building.

("Premises").

3. Term.

3.1 Term. The term of this Sublease shall be for approx 28.5 months commencing on February 12, 1999 or upon final approval by the landlord and ending on June 27, 2001 unless sooner terminated pursuant to any provision hereof.

3.2 Delay In Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Promises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Promises. If possession is not delivered within sixty days after the commencement date, Sublessee may, at its option, by notice in writing within ten days after the end of such sixty day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said ten day period, Sublessee's right to cancel shall terminate, Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee, if possession is not delivered within 120 days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

4. Rent.

4.1Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $*see below in advance, on the First day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $32,070.50 as Base Rent for the 3 at two (2) months of occupancy Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

*MONTHS 00-01     $6,604.50
        02-3.5    $25,466.00
        4.5-28.5  $35,596.75

4.2 Rent Defined. All monetary obligations of Sublessee, to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent'). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $71,193.50** ** PROVIDED SUBLESSEE 1S NOT IN DEFAULT UNDER TH1S SUBLEASE, SUBLESSEE SHALL BE ABLE TO APPLY ONE-HALF (1/2) OF THE SECURITY DEPOSIT IN THE AMOUNT OF $35,596.75 TOWARDS THE RENT FOR, THE FOURTEENTH
(14TH) MONTH OF THE SUBLEASE TERM.

as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of (his Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all of any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall he a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned , without payment of interest to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.  Use

6.1 Agreed Use. The Premises shall be used and occupied only for an Internet firm and related office uses and for no other purpose.

6.2 Compliance. Sublessor warrants that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ('Applicable Requirements') in effect on the commencement date. Said warranty does not apply to the use to which Sublessee will put the Premises or to any alterations or utility installations made or to be made by Sublessee. NOTE:
Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Sublessor's expense. If Sublessee does not give Sublessor written notice of a non-compliance with this warranty within six months following the commencement date, correction of that non-compliance shall be the obligation of Sublessee at its sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure''), Sublessor and Sublessee shall allocate the cost of such work as follows:

(a) If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Sublessee as compared with uses by tenants in general, Sublessee shall be fully responsible for the cost thereof provided, however, that if such Capital Expenditure is required during the last two years of this Sublease and the cost thereof exceeds six months' Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notifies Sublessee in writing, within ton days after receipt of Sublessees' termination notice that Sublessor has elected to pay the difference between (he actual cast thereof and the amount equal to six months' Base Rent. If the Parties elect termination, Subleases shall immediately cease the use of the Promises which requires such Capital Expenditure and deliver to Sublessor written notice specifying a termination date at least ninety days thereafter. Such termination date shall, however, in no event be earlier then the last day that Sublessee could legally utilize the Promises without commencing such Capital Expenditure,

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Sublessee (such as governmentally mandated seismic modifications, then Sublessor shall pay for said Capital Expenditure and the cost thereof shall be prorated between the Sublessor and Subleases and Subleases shall only be obligated to pay, each month during the remainder of the term of this Sublease, on the date on which Rent is due, an amount equal to the product of multiplying the cost of such Capital Expenditure by a traction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such Capital Expenditure as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Sublessor's accountant), with Subleases reserving the right to prepay its obligation at any time. Provided, however, that if such Capital Expenditure is required during the last two years of this Sublease or in Sublessor reasonably determines that it is not economically feasible to pay its share thereof, Sublessor shall have the option to terminate this Sublease upon ninety days prior written notice to Sublessee unless Sublessee notifies Sublessor, in writing, within ten days after receipt of Sublessor's termination notice that Sublessee will pay for such Capital Expenditure, if Sublessor does not elect to terminate, and falls to tender its share of any such Capital Expenditure. Sublessee may advance such funds and deduct same, with interest, from Rent until Sublessor's share of such costs have been fully paid. It Sublessee is unable to finance Sublessor's share, or if the balance of the Rent due and payable for the remainder of this Sublease is not sufficient to fully reimburse Sublessee on an offset basis, Subleases shall have the right to terminate this Sublease upon ten days written notice to Sublessor,

(C) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Sublessee as a result of an actual or proposed change in use, change in intensity of use. or modification to the Premises then, and in that event, Sublessee shall be fully responsible for the cost thereof, and Sublessee shall not have any right to terminate this Sublease.

6.3   Acceptance of Premises and Lessee. Sublessee acknowledges that:

(a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Subleases's intended use,

(b) Subleases has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Promises, and

(C) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

In addition, Sublessor acknowledges that:

(a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Promises, and

(b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

7. Master Lease

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease a copy of which is attached hereto marked
Exhibit 1 wherein 18301 Associate, LP, formerly KZ3, a California limited partnership is the lessor, hereinafter the "Master Lessee'

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Subleases to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease. Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom:

Paragraphs 1(1) (m) (o) (p) (q) (r) (s) and exhibit 'B' work letter.

7.5 The obligations that Subleases has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's

Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the

"Sublessor's Remaining Obligations"

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs. damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor. and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8.Assignment of Sublease and Default.

8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this sublease, subject however to the provisions of Paragraph
8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Subleases.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ton days or the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3   In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(C) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor. any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee, If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10.  Brokers Fee.

10.1 Upon execution hereof by all parties, Sublessor shall pay to Charles Dunn Company. a licensed real estate broker, ("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of $ pursuant to agreement for brokerage services rendered by Broker to Sublessor in this transaction.

10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right Substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Promises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph
10.2 is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

10.3 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest. or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or In which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

10.4 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

10.5 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10, Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. Attorney's Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party In any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

12. Additional Provisions. If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.

13. Operating Expense Allowance: Sublessee shall receive a 1999 calendar base year allowance per rentable square foot. Sublessee percentage shall be 9.264% as reflected in the amendment No. 4 to office building lease.

14. Tenant Improvements: Sublessee shall accept the premises in 'as-is' condition and shall be solely responsible for any and all modifications to the premises. Sublessee shall receive five (5) days of early occupancy in the executive area in order to replace the carpet, install phone lines, furniture, etc.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN
CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.




Executed at:                                          CRUTTENDEN ROTH
                                                      INCORPORATED

on:                                                   By:/s/Arnold Krause
Address: 24 Corporate Plaza Newport Beach, CA         By
                                                      "Sublessor" (Corporate
Seal)





Executed at:                                          2THEMART.COM, INC.

on:                                                   By:/s/Dominic J.
                                                      Magliarditi
Address: 5405 Alton Parkway Irvine, CA                Its: President
                                                      "Sublessee" (Corporate
Seal)




Executed at:                                          See page 4a

on:                                                   By
Address: 18301 Von Karman Ave . Irvine, CA            By
                                                      "Master Lessor'
(Corporate Seal)

18301 ASSOCIATES, L.P.
a California limited partnership

By:   CORNERSTONE HOLDINGS, LLC
      A Delaware limited liability company
      Its General Partner

By:
Name:
Title: Authorized Signatory

Date:

                            OFFICE BUILDING LEASE

                                   BETWEEN
                                     KZ3

                                   LANDLORD

                                     AND

                             CRUTTENDEN & CO., INC.

                                    TENANT

                                March 8, 1991

                            OFFICE BUILDING LEASE
                              TABLE OF CONTENTS

Paragraph                                       Page

3.    Terms and Definitions                     1

4.    Premises and Common Areas Leased          2

5.    Term                                      3

6.    Possession                                3

7.    Annual Basic Rent                         3

8.    Rental Adjustment                         4

9.    Security Deposit                          5

10.   Use                                       5

11.   Notices                                   6

12.   Brokers                                   6

13.   Holding Over                              6

14.   Taxes on Tenant's Property                6

15.   Condition of Premises                     6

16.   Alterations                               7

17.   Repairs                                   7

18.   Liens                                     7

19.   Entry By Landlord                         8

20.   Utilities and Services                    8
21.   Bankruptcy                                8

22.   Idenification and Exculpation of Landlord 8

23.   Damage to Tenant's Property               9

24.   Tenant's Insurance                        9

25.   Damage or Destruction                     10

26.   Eminent Domain                            11

27.   Defaults and Remedies                     11

28.   Assignment and Subletting                 12

29.   Subordination                             13

30.   Estoppel Certificate                      14

31.   Building Planning                         14

32.   Rules and Regulations                     14

33.   Conflict of Laws                          14

34.   Successors and Assigns                    14

35.   Surrender of Premises                     14

36.   Professional Fees                         14

37.   Performance by Tenant                     15

38.   Mortgage Protection                       15

39.   Definition of Landlord                    15

40.   Waiver                                    15

41.   Identification of Tenant                  15

42.   Parking                                   16

43.   Force Majeure                             16

44.   Terms and Headings                        16

45.   Examination of Lease                      16

46.   Time                                      16

47.   Prior Agreement or Amendments             16

48.   Separability                              17

49.   Recording                                 17

50.   Limitation on Liability                   17

51.   Traffic Impact                            17

52.   Air Traffic                               17

53.   Modification For Lender                   17

54.   Financial Statements                      17

53.   Quiet Enjoyment                           17

54.   Tenant as Corporation                     18

                                   EXHIBITS

Exhibit           Item

A.          1.    Outline of Premises
            2.    Site Plan

B.                Work Letter Agreement

C.                Notice of Lease Term Dates and Tenant's Percentage

D.                Standards for Utilities and Services

E.                Tenant Estoppel Certificate

F.                Rules and Regulations

G.                Parking Rules and Regulations

H.                Signage

                                    KZ3
                              OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE ("Lease") is made as of the 8th day of March, 1991 by and between KZ3, a California limited partnership ("Landlord') and Cruttenden & Co., Inc., A California Corporation ("Tenant").

                              1. TERMS AND DEFINITIONS.


For the purposes of this Lease, the following terms shall have the following definitions and meanings:

(a) Landlord: KZ3

(b) Landlord's address:
18500 Von Karman Avenue, Suite 120
Irvine, California 92715
With a copy to:
N/A

(c) Tenant: Cruttenden & Co., Inc.

(d) Building address:

18301 Von Karman Avenue
Irvine, California 92715

(e) Suite number: 100

(f) Floor(s) upon which the Premises are located: Ground

(g) Premises: Those certain premises defined in Subparagraph 2(a) below.

(h) Site: The parcel or parcels of real property defined in Subparagraph 2(a) below.

(i) Approximate rentable square feet within Premises:11,732 square feet. provided that such amount shall be adjusted by Landlord's architect upon completion of the working plans and specifications for the build out of the Premises pursuant to the Work Letter Agreement, and the exact amount of rentable square feet within the Premises shall be determined by Landlord's architect upon completion of the improvements pursuant to the Work Letter Agreement. Said calculations shall be made in accordance with the method of measuring rentable office space specified in the American National Standard institute Publication ANSI 265.1-1980 (the "BOMA Standard").

(j) Term: ten (10) Lease Years and 0 Months.

SEE RIDER, ITEM #57

(l) Tenant Improvement Allowance: $37.00per square foot of Usable Area (as such term is defined in the Work Letter Agreement).

(m) Tenant Improvements: All work performed by Landlord to prepare the Premises for occupancy pursuant to the Work Letter Agreement described in Subparagraph 2(a) below.

(n) Commencement Date: The date on which the term of this Lease shall commence as determined in accordance with Paragraph 8 of the Work Letter Agreement.

(o) Annual Basic Rent: $211,176.00.  Monthly Basic Rent: $17,598.00.

Year SEE RIDER, ITEMS #55 & #56

(p) Operating Expense Allowance: $1992 Calendar Base per rentable square foot. The aggregate amount of rentable square feet of the Premises shall be determined in accordance with Subparagraph 1(i).

(q) Tenant's Percentage: 5.3440, which shall be adjusted upon the determination of the exact number of rentable square feet within the Premises to equal a fraction whose numerator is the number of rentable square feet within the Premises determined in accordance with Subparagraph 1(i) above and whose denominator is the approximate number of rentable square feet within the Building as determined by Landlord's architect in accordance with the BOMA Standard.
(r) Security Deposit: $19,357.80.

(s) Brokers: Meridian Pacific Commercial Real Estate Services.

(t) Landlord's Construction Representative: Koll Construction Company.

(u) Tenant's Construction Representative: N/A.

(v) Use: General office use for a financial services corporation.

(w) Riders:55 through 68, inclusive.
which Riders are attached to this Lease and are incorporated herein by this reference.

2. PREMISES AND COMMON AREAS LEASED.

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises contained within the suite designated in Paragraph 1, outlined on the Floor Plan attached hereto and marked Exhibit "A-I" and incorporated herein by this reference, in that certain building which, together with its related parking facilities, is located at the address designated in Subparagraph 1(d) above (said building and said parking facilities are herein together referred to as the "Building"), located on the parcel or parcels of real property (the "Development") outlined on the Site Plan attached hereto as Exhibit "A-II" and incorporated herein by this reference, and improved or to be improved by Landlord with the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached hereto and marked Exhibit "B" and which is incorporated herein by this reference, said Premises being agreed, for the purposes of this Lease, to have an area approximately the number of rentable Square feet designated in Subparagraph 1(i)(the exact number of which shall be determined in accordance with such Subparagraph) and being situated on the floor(s) designated in Subparagraph 1(f) above. By taking possession of the Premises, Tenant accepts the Tenant Improvements as completed or as substantially completed, and in the latter case, Landlord and Tenant shall create a list of incomplete and/or corrective items, which list shall be approved and acknowledged by Tenant and which items landlord shall complete and/or correct promptly thereafter.

The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

(b) Tenant shall have the nonexclusive right to use in common with other tenants in the Building and the Development and subject to the Rules and Regulations referred to in Paragraph 30 below the following areas ("Common Areas") appurtenant to the Premises:

   (i) The Building's common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

  (ii) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Building.

(c) Landlord reserves the right from time to time without unreasonable interference with Tenant's use:

   (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

  (ii) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

  (iii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

  (iv) To designate other adjacent land outside the boundaries of the Building to be a part of the Common Areas;

  (v) To add additional buildings and improvements to the Common Areas;

  (vi) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Development, or any portion thereof;

  (vii) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Development as Landlord may, in the exercise of sound business judgment deem to be appropriate.

                                   3. TERM

The term of this Lease shall be for the period designated in Paragraph 1, commencing on the Commencement Date, and ending on the expiration of such period, unless the term hereby demised shall be sooner terminated as hereinafter provided. The Commencement Date, the date upon which the term of this Lease shall end, the rentable square feet within the Premises and Tenant's Percentage shall be determined in accordance with the provisions of Paragraph 1 and will be specified in Landlord's Notice of Lease Term Dates and Tenant's Percentage ("Notice"), in the form of Exhibit "C" which is attached hereto and is incorporated herein by this reference, and shall be served upon Tenant as provided in Paragraph 9, after Landlord delivers or tenders possession of the Premises to Tenant. The Notice shall be binding upon Tenant unless Tenant objects to the Notice in writing served upon Landlord as provided for in Paragraph 9 hereof, within five (5) days of Tenant's receipt of the Notice.

4. POSSESSION.

Tenant agrees that, if Landord is unable to deliver possession of the Premises to Tenant on the scheduled commencement of the term of this Lease as set forth in the Work Schedule (as such term is defined in the Work Letter Agreement), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in such event Tenant shall not be liable for any rent until Landlord tenders possession of the Premises to Tenant with the Tenant Improvements substantially completed. If Landord completes construction of the Tenant Improvements prior to the date scheduled in the Work Schedule, Landlord shall deliver possession of the Premises to Tenant upon such completion and the term of this Lease shall thereupon commence. Notwithstanding the foregoing, Tenant shall have a right to terminate this Lease and all obligations thereunder in the event the premises are not substantially completed and possession delivered to Tenant no later than September 15, 1991. Tenant's ability to cancel this lease shall be applicable only if the delays are not the result of Tenant delays or changes in the Space Plan or as a result of force majeure.
5. ANNUAL BASIC RENT

(a) Tenant agrees to pay landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(o)(subject to adjustment as hereinafter provided) in twelve (12) equal monthly installments, each in advance on the first day of each calendar month during the term. If the term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty (30). In addition to the Annual Basic Rent, Tenant agrees to pay as additional rental the amount of rental adjustments and other charges required by this Lease. All rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated in Subparagraph 1(b) hereof or to such other person or at such other place as Landlord may from time to time designate in writing.

(c) LATE CHARGES.  In the event Tenant fails to pay any installment of rent
within   seven (7) days of when due or in the event Tenant fails to make any other payment for which Tenant is obligated under this Lease within seven
(7) days of when due, then Tenant shall pay to Landlord as additional rent a late charge equal to ten percent (10%) of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment. The parties agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(d) If the term of this lease contains any rental abatement period, Tenant hereby agrees that if Tenant materially breaches the Lease and/or abandons thePremises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the lease. Landlord shall, at its option, void the rental abatement period; and
(2) recover from Tenant, in addition to any damages due Landlord under the terms and conditions of the Lease, rent prorated for the duration of the rental abatement period.

6. RENTAL ADJUSTMENT.

(a) For the purposes of this Subparagraph 6(a) the following terms are defined as follows:

TENANT'S PERCENTAGE: Tenant's Percentage shall mean that portion of the total rentable area of the Building occupied by Tenant as set forth as a percentage in Subparagraph l(q) above.

OPERATING EXPENSE ALLOWANCE: Operating Expense Allowance shall mean that portion of Tenant's Percentage of the Operating Expenses which Landlord has included in the Annual Basic Rent and which amount is set forth in Subparagraph 1(p) above.

OPERATING EXPENSES: Operating Expenses shall consist of alldirect costs of operation and maintenance of the Buildingand the Common Areas, including any expansions to the Common Areas by Landlord ("Operating Expenses"), as determined by standard accounting practices, calculated assumingthe Building is 100% fully occupied, calculated for a full year of operation, including the following costs by way of illustration, but not limitation: any and all assessments Landlord must pay for the Building pursuant to any covenants, conditions or restrictions. reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Development; real property taxes and assessments and any taxes or assessments hereafter imposed in lieu thereof: rent taxes, gross receipt taxes(whether assessed against Landlord or assessed against Tenant and paid by Landlord or both): water and sewer charges; accounting; legal and other necessary consulting fees; the net cost and expense of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building: utilities; janitorial services; security; labor; parking charges; utilities surcharges; or any other costs levied assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises; the cost (amortized over such reasonable period as Landlord shall determine together with interest at the maximum rate allowed by law on the unamortized balance) of any capital improvements made to the Building or the Common Areas by the Landlord or replacement of any building equipment needed to operate the Building or the Common Areas at the same quality levels as prior to the replacement costs incurred in the management of the Building, if any (including supplies, wages and salaries of employees used in the management, operation and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto. Building management office rental, a management fee and, in the event Landlord is directly participating in the administration of the Building, an administrative fee in the amount of Landlord's actual adjusted expenses, such administrative fee not to exceed ten (10%) percent of the annual adjusted Operating Expenses excluding therefrom such fee); air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; repair and maintenance of the structural portions of the Building, including the plumbing, heating, ventilating, air conditioning andelectrical systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance, and all other upkeep of all parking and Common Areas; costs and expenses of gardening and landscaping; maintenance of signs (other than Tenant's signs): personal property taxes levied on or attributable to personal property used in connection with the entire building, including the Common Areas; reasonable audit or verification fees; and costs and expenses ofrepairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, including appropriate reserves. Operating Expenses shall not include depreciation on the Building or equipment therein. Landlord's executive salaries or real estate brokers' commissions.

As used herein, the term "real property taxes"* shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, including, but not limited to, the following:

(i) any tax on Landlord's "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

*Tenant shall not be liable for any increase in real property taxes from any assessment or reassessment of the Building ,or project to the extent that any such increases arises out of or results from any initial sale or transfer of all or any part of or interest in the Building by KZ3 during the initial Lease term. Tenant shall be obligated for any such increase resulting from any subsequent sale or transfer or resulting from any sale or transfer that occurs after the KC1 8/85 expiration of the initial Lease term (i.e. 4 during any option period).

      (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee. levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street. sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

      (iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Promises.

      Notwithstanding any provision of this Subparagraph 6(a) expressed or implied to the contrary. "real property taxes" all not include Landlord's federal or state income, franchise, inheritance or estate taxes.

      (b) if Tenant's Percentage of the Operating Expenses paid or incurred by Landlord for any calendar year exceeds the Operating Expense Allowance included in Tenant's rent, then Tenant shall pay such excess as additional rent. For each calendar year during the term of the Lease, or portion thereof, Tenant shall pay its percentage of Landlord's estimate of the amount by which Operating Expenses for that year shall exceed the Operating Expense Allowance, which estimate may be changed not more than three (3) times annually by Landlord. This estimated amount shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the estimate for the first calendar year of the Lease term following 1992 an amount equal to one monthly installment multiplied by the number of months from January 1, 1993 to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular monthly rent payments for the balance of that calendar year and shall continue until the next calendar year's estimate is rendered. If, in any calendar year, Tenant's Percentage of actual Operating Expenses is less than the estimate for that year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis shall be credited towards the next monthly rent falling due and the estimated monthly installments of Tenant's Percentage of Operating Expenses shall be adjusted to reflect such lower Operating Expenses for the most recent calendar year. Similarly, if Tenant's percentage of the actual Operating Expenses for any
calendar year is greater than the estimated payment   made by Tenant for
such year, Tenant shall pay the amount of Such difference to Landlord on the regular monthly rent payment date next following Tenant's receipt of Landlord's statement of actual Operating Expenses. However, if Landlord's estimate exceeds annual operating expenses by more than 20%, Tenant shall, be credited the difference plus interest of the then prevailing prime rate.

      (C) Even though the term has expired and Tenant has vacated the Premises, when final determination is made of Tenant's Percentage of Operating Expenses for the year in which this Lease terminates. Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be rebated by Landlord to Tenant. SEE RIDER, ITEM #66

                             7. SECURITY DEPOSIT.

Tenant has deposited with Landlord the Security Deposit designated in Subparagraph 1(r). Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations hereunder. If Tenant defaults with respect to an provision of this Lease, including, but not limited to, the provisions relating to the payment of rent. Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease. the Security Deposit or any balance therefore shall be returned to Tenant (or, at Landlord's option, to the last assignee to Tenant's interests hereunder) at the expiration of the Lease term provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 6 hereof has been determined and paid in full. Should Landlord sell its interest in the Premises during the term hereof and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit.

                                   8. USE.

      Tenant shall use the Premises for the uses set forth in Subparagraph 1(v) above. and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy. Tenant shall comply With any director of any governmental authority having jurisdiction which shall. by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect



Landlord has supplied Tenant with and
to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Paragraph. Tenant shall do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Landlord has supplied Tenant with, and Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Common Area or the Development. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

                                 9. NOTICES.

      Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail. and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Building. or to Landlord at both of the addresses designated in Subparagraph 1(b). Either party may specify a different address for notice purposes by written notice to the other. except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

                                 10. BROKERS.

      Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for those certain brokers whose names are set forth in Subparagraph 1(s) whose commission shall be payable by Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. it Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys' fees and costs.


                              11. HOLDING OVER.

      If Tenant hold over after the expiration or earlier termination of the term hereof without the express written consent of Landlord Tenant shall become a Tenant sufferance only, at a rental rate of one hundred twenty five percent (125%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified so far as applicable Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnity and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys fees and costs. Subject to Landlord's sole discretion, if Landlord and Tenant are negotiating in good faith towards the extension of this Lease not provided for in Rider, Item #59, Landlord may waive this holding over rental rate for a maximum of sixty (60) days or until Landlord determined Tenant to be no longer negotiating in reasonably good faith towards the extension of this Lease.

                       12. TAXES ON TENANT'S PROPERTY.

      (a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes Wed against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant. pays the taxes based upon- such increased assessment. which Landlord shall have the right to do regardless of the validity thereof. but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord. or the portion of such taxes resulting from such increase in the assessment.

      (b) If the Tenant Improvements in the Premises, whether installed. and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof. are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "Building Standard" for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Paragraph 12(a) above. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                          13. CONDITION OF PREMISES.

      Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building with the exception that the Building mechanicals shall function in accordance with their designed use or with respect to the suitability of either for the conduct of Tenant's business except punch list items.

The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were in satisfactory condition at such time. Without limiting the foregoing, Tenant's execution of the Notice attached hereto as EXHIBIT "C" shall constitute a specific acknowledgment and acceptance of the various startup inconveniences that may be associated with the use of the Building's Common Areas such as certain construction obstacles including scaffolding, delays in use of freight elevator service, certain elevators not being available to Tenant, the passage of work crews using elevators, uneven air conditioning services and other typical conditions incident to recently constructed office buildings.

                              14. ALTERATIONS.

      (a) Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord. Tenant shall submit to Landlord plans and specifications for any proposed alterations, additions or improvements to the Premises, and may, not make such alterations, additions or improvements until Landlord has approved of such plans and specifications. Tenant shall construct such alterations, additions or improvements in accordance with the plans and specifications approved by Landlord, and shall not amend or modify such plans and specifications without Landlord's prior written consent. If the, proposed change requires the consent or approval of any lessor of a superior lease, or the holder of a mortgage encumbering the Premises, such consent or approval must be secured prior to the construction of such alteration, addition or improvement that shall not be unreasonably withheld. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules. orders, ordinances, regulations and requirements of all governmental agencies, offices and boards having jurisdiction, and in full compliance with the rules. regulations and requirements of the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, it required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise. within (10) ten days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work. paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord's option, shall pay to Landlord all costs arising from such removal.

      (b) All articles of personal property and all business and trade fixtures. machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and. may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever. Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects, for any length of time that the same shall be in Landlord's possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.


                                15. REPAIRS.

      (a) By entry hereunder with the exception of punch list items, Tenant accepts the Premises as being in good and sanitary order, condition and repair, reasonable wear and tear excepted. Tenant shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Landlord Shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building or the Common Area except as specifically herein set forth.


      (b) Anything contained in Paragraph 15(a) above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant, its agents, servants, employees, or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repair Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall result in an unreasonable interference with Tenant's business or shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 23 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

      (c) Tenant's Self-Help Rights. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code
Section 1942 and any successive sections or statutes of a similar nature); provided, however, subject to the termination rights set forth in Paragraph 23 and 24, if Landlord fails to perform any maintenance or repair work required pursuant to Subparagraph 15(b) above within thirty (30) days after Landlord receives Tenant's written ,notice of the need for such repairs (or such period of time in excess of thirty (30) days as is reasonably necessary based upon the nature of such work), then Tenant shall be permitted to make such repairs, using contractors reasonably approved by Landlord, following delivery of an additional two (2) days' prior written notice to Landlord indicating that Tenant will be undertaking such repairs, and Tenant shall be entitled to recover from Landlord the reasonable and documented costs of such repairs made by Tenant, but without any off-set rights against rent or any other amounts payable by Tenant under this Lease. If Tenant makes any such repairs pursuant to this Subparagraph 15(b), the performance of such repairs shall be done in accordance with the provisions of this Lease including, without limitation, Paragraphs 14 and 16 hereof.

16. LIENS.


      Tenant shall not permit any mechanic's materialmen's or other liens to be filed against all or any part of the Development, the Building or the
Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, provide Landlord with enforceable, conditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises.  Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such liens to be released of record or bonded so that it no longer affects title to the Development, the Building or the Premises. If Tenant fails to cause any such liens to be so released or bonded within ten (10) days after filing thereof, such failure shall be
deemed a material breach by Tenant under this Lease   without the benefit of
any additional notice or cure period described in Paragraph 25 below, and Landlord may, without waiving its right and remedies based on, such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

17.   ENTRY BY LANDLORD.

      Landlord reserves and shall at any and times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premise to prospective purchases or tenants, to post notices of non-responsibility, to reasonably alter, improve or repair the Premises or any of the portion of the Building all without being deemed guilty of any eviction of Tenant and without abatement of rent. Landlord may in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as reasonably practicable. If Landlord is diligent in completing such alterations, improvements or repairs, then Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations other than those consistent for maintaining a class "A" Building, except as otherwise expressly agreed herein by Landlord.

18. UTILITIES AND SERVICES.

      Provided that Tenant is not in material default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as EXHIBIT I'D' subject to the conditions and in accordance with the standards set forth therein. Landlord's failure to furnish any of the foregoing items where such failure is caused by (I) accident, breakage or repairs; (ii) strikes. lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action: (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or by (v) any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord. In addition. Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure. no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is projected at the date of this Lease, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In this case, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of e utility providing service and Landlord shall make appropriate adjustment to account for the fact Tenant is directly paying such metered charges.


19. BANKRUPTCY.

      If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver or trustee shall be pointed of Tenant's property and the order appointing such receiver of trustee shall not be set aside or vacated within sixty (60) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than, Tenant, then in any such event Landlord may terminate this Lease, it Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Paragraph 25(b) hereof. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord.
Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to or less than the amount of damages recoverable under the provisions of this Paragraph 19.

20. INDEMNIFICATION AND EXCULPATION OF LANDLORD.

      (a) Tenant shall indemnity, defend and hold Landlord harmless from all claims arising from Tenant's use of the Premises the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building or the Common Area, except to the extent caused by the negligence by Landlord. Tenant shall further indemnity, defend and hold Landlord harmless from all claims arising from any breach or default in the pert rmance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents or employees, and from and against all costs, attorneys expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except the failure that which is caused by the gross negligence or willful misconduct of Landlord or the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after written notice of such failures. Tenant hereby waives all its claims in respect thereof against Landlord.

      (b) Neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused the negligence or willful misconduct of Landlord or its employees. Further, neither Landlord nor any partner, director, officer, agent or employee of Landlord shall be liable (I) for any such damage caused by other lessees or persons in or about the Building, or caused by quasi-public work unless permitted or authorized by Landlord; or (ii) for consequential damages arising out of any loss of the use of the Premises of any equipment or facilities therein by Tenant or any person claiming through or under Tenant.


21. DAMAGE TO TENANT'S PROPERTY.

      Notwithstanding provisions of Paragraph 20 to the contrary, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Building, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam. gas, electricity, water or rain which leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.


22. TENANT'S INSURANCE.

      (a) Tenant shall. during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

            (i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings. installations, fixtures (other than Tenant improvements installed by Landlord), and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be reasonable and conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

            (ii) Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $1,000,000 with a 3,000,000 aggregate limit Combined Single Limit for injury to, or death of one or more persons in an occurrence. and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Consumer Price Index. The policy shall insure the hazards of the Premises and Tenant's Operations thereon, independent contractors, contractual liability (covering the indemnity contained in Paragraph 20 hereof) and shall (1) name Landlord as an additional insured, (2) contain a cross liability provision and (3) contain a provision that the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord.

            (iii) Workmen's Compensation and Employer's Liability insurance (as required by state law).

            (iv) Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require tram time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

      (b) All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancellable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent, it Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

      (c) During the term of this Lease, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure under Subparagraphs 22(a) and (b) hereof) against damage with All -Risk insurance and public liability insurance, all in such amounts and with such deductions as Landlord considers appropriate and is reasonable and consistent with a
class "A" Building.   Landlord may, but shall not be obligated to, obtain
and carry any other form or forms of insurance as it or Landlord's mortgagees may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

      (d) Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any Insurance policy periodically in force covering the Building. If Tenant's occupancy or business in, or on, the Premises. whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

      (e) If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise such cancellation, threatened cancellation, threatened reduction of coverage, increase in premiums, threatened increase in premiums, within forty-eight (48) hours or a longer period if reasonably necessary, after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22(e), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to remedy such default.

      (f) All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury of loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

23. DAMAGE OR DESTRUCTION.

      (a) In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:
            (I) In the event of total destruction if in Landlord's reasonable estimation the Building and the Premises can be restored within 180 days, then at Landlord's option, as soon as reasonably possible thereafter, commence repair reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within sixty (60) days after such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

            (ii) In the event of a partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs. then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety
(90) days or exceeds twenty-rive percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to so repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Subparagraph 23(a)(ii), Landlord shall give written notice to Tenant of its intention within said sixty (60) day period. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.


      (b) Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

      (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental payable under this lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant's negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

(d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials. or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

(e) It damage is due to any cause other than fire or other peril covered by extended coverage insurance. Landlord may elect to terminate this Lease.

   (f) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, the repair and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

   (g) Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the term of this Lease or any extension hereof., and in such event Lease shall be terminated.

   (h) The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Paragraph shall govern in case of such destruction.

              24. EMINENT DOMAIN.

(a) In case all of the Premises and/or parking area or such part thereof as shall . substantially interfere with Tenant's use and occupancy there shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation. condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which. and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Subparagraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

(b) In the event of taking of the Premises or any part thereof for temporary use. (I) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 15 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24(b), a temporary taking shall be defined as a taking for a period of 180 days or less.

                          25. DEFAULTS AND REMEDIES.

(a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(I) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to. any, absence by Tenant from the Premises for five (5) business days or longer while in default of any provision of this Lease.

(ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant: provided, however, that any such notice shall be in lieu of. and not in addition to, any notice under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions.

(iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of the is Lease observed or performed by Tenant, other than as specified in Subparagraph 25(a)(I) or (ii) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions. If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said = day period and thereafter diligently prosecute such cure to completion.

(iv) (1) The making by Tenant of any general assignment the benefi of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or a arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within sixty (60);days: or
(4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

(b) In the event of any such default by Tenant which is not cured within the applicable cure period, in addition to any other remedies available to Landlord at law or in equity Landlord shall have the immediate option to terminate this Lease and all rights of Te nant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:


  (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

  (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termina. tion until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; plus

  (iii) the wonh,at the time of award of the amount by which the unpaid rent for the balance of the term after the time of aw,*d exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus

  (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

  As used in Subparagraphs 25(b) (i) and (li) above, the "Worth at the time of award" is computed by allowing interest at the maximum rate permitted by law. As used in Subparagraph 25(b) (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

  (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease. to re-enter the Premises and remove all persons and property from the Premises; such properly may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

  (d) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law. then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time. without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the term for this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

  In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first. to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises, fourth, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

  (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive' or render unnecessary Landlord's consent approval to or of any subsequent similar acts by Tenant.

                        26. ASSIGNMENT AND SUBLETTING.

   Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default. For purposes hereof, in the event Tenant is a partnership, a withdrawal or change in one or more transfers of partners owning more than a fifty percent (50%) interest in the partnership, or if Tenant is a corporation any transfer of fifty percent (50%) of its stock in one or more transfers, shall constitute a voluntary assignment and shall be subject to these provisions. No consent to an assignment, encumbrance or sublease shall constitute further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant's intent to assign, encumber or sublease this Lease, the name of the proposed assignee or subleasee, information concerning the financial responsibility of the proposed assignee or subleasee and the terms of the proposed assignment or subletting, and Landlord shall, within fifteen (15) days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee's or subleasee's financial responsibility, elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease; (b) refuse such consent, which refusal shall be on reasonable grounds; or (C) elect to terminate this Lease, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet. Lease shall be the deliver to Landlord of a true copy of the fully executed instrument of assignment, transfer or hypothecation, and the delivery to Landlord of an agreement executed by the assignee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder.

As a condition to Landlord;'s consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, of in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease or
(ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord. but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more one month's rent.

In the eve that Landlord shall consent to an assignment or sublease under the provisions this Paragraph 26, Tenant shall pay Landlord's reasonable processing costs and attorneys' fees not to exceed $250.00 incurred in giving such consent. If Landlord shall consent to any assignment of this lease, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) all sums and other considerations payable to and for the benefit of Tenant by the assignee on account of the assignment, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires. and without any release of Tenant's liability for the same, Tenant shall instruct the assignee to pay such sums and other consideration directly to Landlord). If for any proposed sublease Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of the rent called for hereunder or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account. Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord's waiver consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Leas whether or not accrued. Occupancy of all or part of the Premises by parent or subsidiary companies of Tenant shall not be deeme an assignment or subletting. If Tenant requests Landlord's consent to any assignment of this Lease or any subletting of all or a portion of the Premises, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the financial responsibility information of required by this Paragraph 26, to terminate this Lease effective as of the date Tenant proposes to assign this Lease or sublet all or a portion of the Premises. Landlord's right to terminate the Lease as to all or a portion of the Premises on assignment or subletting shall not terminate as a result of Landlord's consent to he assignment of this Lease or a subletting of all or a portion of the Premises or Landlord's failure to exercise this right with respect to any assignment or subletting. Tenant understands and acknowledges that the option, as provided in this Paragraph 26, to terminate this Lease rather than approve the assignment thereof or the subletting of all or any portion of the Premises. is a material for Landlord's agreeing to lease the Premise to Tenant upon the terms and conditions herein set forth.

                              27. SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination. and at the election of Landlord or any mortgagee with a lien on the Building or any ground lessor with respect to the Building, this Lease shall be subject and subordinate at all times to:

(a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and

(b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.

Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in interest to Landlord, at the option of such successor-in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination or this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of request. Tenant shall be in default. Notwithstanding the foregoing so long as Tenant is not in default, its quiet possession of the Premises will not be disturbed, and any subordination agreement shall so provide.

                           28. ESTOPPEL CERTIFICATE.

(a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit "E", certifying: (I) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications), (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

(b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (I) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rental has been paid in advance. Tenant's failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a default under this Lease and Landlord may, at Landlord's option, terminate the Lease, provided written notice of such termination is received by Tenant prior to Landlord's receipt of statement.

                            29. BUILDING PLANNING.



                          30. RULES AND REGULATIONS.




Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto and marked Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations. Landlord shall make all reasonable efforts to cause other tenants to abide by said rules and regulations.

                            31. CONFLICT OF LAWS.

This Lease shall be governed by and construed pursuant to the laws of the State of California.

                         32. SUCCESSORS AND ASSIGNS.

Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                          33. SURRENDER OF PREMISES.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger. and shall. at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender - Premises and ail alterations and additions thereto, broom clean the Premises, leave-the Premises in good order, repair and condition, reasonable wear and tear excepted, and comply with the provisions of Paragraph 15. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

                            34. PROFESSIONAL FEES

(a) If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this lease, then all costs and expenses, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid by the other party which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such and shall be enforceable whether or not the action is prosecuted to judgment.

      (b) If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, actual professional fees such as appraisers', accountants' and attorneys' fees.

                          35. PERFORMANCE BY TENANT.

      All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, making any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum, rate permissible by law, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Paragraph 25.

                         36. MORTGAGEE PROTECTION.

In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cu e. Landlord shall provide name and address(s) of all such beneficiaries within ten (10) days or executing the Lease.

                         37. DEFINITION OF LANDLORD.

      The term 'Landlord', as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners. at the time in question. of the fee title of the Premises or the lessees under any ground lease. if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

                                  38. WAIVER.

      The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of a lesser sum than the basic rental and additional rent or other sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy in this Lease provided.

                         39. IDENTIFICATION OF TENANT.

      If more than one person executes this lease as Tenant. (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions. provisions and agreements of this Lease to be kept, observed and performed by Tenant, and
(b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from. or notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including. but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                                 40. PARKING.


      Unless Tenant is in default hereunder, Tenant shall be entitled to the number of vehicle parking spaces designated in paragraph 1(k), provided that a portion of such vehicle parking spaces shall be for visitor parking for the Building. The portion of such vehicle parking spaces to be allocated to visitor parking shall be determined by multiplying Tenant's Percentage times the aggregate number of visitor parking spaces for the Building, as such number of visitor parking spaces may be changed by Landlord from time to time though such changes shall not materially interfere with Tenants or Tenant's employees' invitees' parking. Such visitor parking spaces shall not be restricted to Tenant's visitors or invitees, but may be utilized by any individuals visiting the Building or the Development upon the sixty-first (61st) month of the Lease term, Tenant's us of its vehicle parking spaces which have not been designated as visitor parking spaces shall be subject to a monthly parking fee for such spaces. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its sole discretion that is necessary for orderly and efficient parking. Tenant stall not use more parking spaces than said number. In the event Landlord has not assigned specific spaces to Tenant. Tenant shall not use any spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses.

(a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

(b) Tenant permits or a allows any of the prohibited activities described in this Paragraph 40. then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(c) Landlord reserves the right at any time to substitute an equivalent number of parking spaces in a parking structure or subterranean parking facility or in a surface parking area within a reasonable distance of the Premises.

(d) The use by Tenant. its employees and invitees, of the parking facilities of the Building shall be on the terms and conditions set forth in Exhibit "G" attached hereto and by this reference incorporated herein, and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established.

                              41. FORCE MAJEURE.

      Landlord shall have no liability whatsoever to Tenant on account of
(a) the inability of Landlord to fulfill, or delay in fulfilling. any of Landlord's obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause. whether similar or dissimilar to the above, beyond Landlord's reasonable control; or (b) any failure or defect in the supply quantity or character of electricity or water furnished to the Premises. by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above. beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above. Tenant shall have no liability whatsoever to Landlord on account of (a) the inability of Tenant to RM, or delay in fulfilling, any of Tenant's obligations under this Lease other than the payment of rent or other monetary obligations by reason of strike, other labor trouble, governmental pre-emption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond Tenant's reasonable control.

                           42. TERMS AND HEADINGS.

      The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                          43. EXAMINATION OF LEASE.

      Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease. and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

                                  44. TIME.

      Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                      45. PRIOR AGREEMENT OR AMENDMENTS.

      This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors- in - interest.

                               46. SEPARABILITY.

      Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

                                47. RECORDING.

      Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

                          48. LIMITATION ON LIABILITY.

      In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that. in the event of any actual or alleged failure, breach or default hereunder by Landlord:

      (a) The sole and exclusive remedy shall be against the Landlord's interest in the Building:

      (b) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

      (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

      (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

      (e) No judgment will be taken against any partner of Landlord:

      (f) Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc:

      (g) No writ of execution will ever be levied. against the assets of any partner of Landlord;

      (h) The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners. directors. officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners. directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease;

      (I) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

                              49. TRAFFIC IMPACT.

      Tenant acknowledges that traffic control and flow is a major concern of the City of Irvine, of Landlord and of each tenant in the Building and surrounding buildings. Therefore, Tenant agrees that it will cooperate with landlord in reasonable efforts which may be undertaken by Landlord independently or in cooperation with the City of Irvine or other property owners to alleviate the traffic impact of the Building on the local area streets and highways.

                                50. AIR TRAFFIC.

      Tenant acknowledges that the Building and the area in which the Building is located is subject to sight, sound and overflight by general aviation aircraft.

                         51. MODIFICATION FOR LENDER.

      If, in connection with obtaining construction. interim or permanent financing for the Building the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

                          52. FINANCIAL STATEMENTS.

      At any time during the term of this Lease, not more than once annually shall upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement yetar. Suc statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

                             53. QUIET ENJOYMENT.

      Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant's part to be observed and performed under this Lease. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

                          54. TENANT AS CORPORATION.

      It Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to landlord on execution hereof, and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms.
      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


LANDLORD:                                       ADDRESS:
a California limited partnership
                                                KZ3
By:   KOLL VON KARMAN ASSOCIATES,               18500 Von Karman Avenue
      a California general                      Suite 120
      partnership, as Managing                  Irvine, California 92715
      General Partner

      By:   THE KOLL COMPANY,
            a California. corporation, as
            its Managing Gener Partner

      By:/s/Jana Turner

      Its: Vice President

TENANT:                                         ADDRESS:
CRUTTENDEN & CO., INC.
A California, Corporation                       18301 Von Karman Avenue
                                                Suite 100
By:/s/Jeffrey L. Guttfredson/CFO                Irvine, California 92715

By:

                        RIDER TO OFFICE BUILDING LEASE
                             DATED MARCH 8, 1991
             BY AND BETWEEN KZ3, A CALIFORNIA LIMITED PARTNERSHIP
                              AS "LANDLORD" AND
              CRUTTENDEN & CO., INC., A CALIFORNIA CORPORATION,
                                  AS"TENANT"

  55. ANNUAL BASIC RENTAL INCREASES: Notwithstanding Paragraph 5 of the Lease, the rent will be as follows in years two (2) through ten (10):

 Year 2 - $1.55 per rentable square foot per month, $18,184.60 per month,
             $218,215.20 per annum.

 Year 3 - $1.65 per rentable square foot per month, $19,357.80 per month,
             $232,293.60 per annum.

 Year 4 - $1.75 per rentable square foot per month, $20,531.00 per month,
             $246,372.00 per annum.

 Year 5 - $1.85 per rentable square foot per month, $21,704.20 per month,
             $260,450.40 per annum.

 Year 6 - $2.15 per rentable square foot per month, $25,223.80 per month,
             $302,685.60 per annum.

 Year 7 - $2.25 per rentable square foot per month, $26,397.00 per month,
             $316,764.00 per annum.

 Year 8 - $2.35 per rentable square foot per month, $27,570.20 per month,
             $330,842.40 per annum.

 Year 9 - $2.45 per rentable square foot per month, $28,743.40 per month,
             $344,920.80 per annum.

  Year 10- $2.55 per rentable square foot per month, $29,916.60 per month,
              $358,999.20 per annum.

56. RENTAL ABATEMENT DURING TERM: Landlord shall provide Tenant with months one (1) through ten (10) free of rent. Additionally, Landlord. shall provide Tenant with months eleven (11) through fourteen (14) at one-half (1/2) rent.


57.   PARKING: Parking for the building shall be provided as per the following:

  A) Visitor Parking: A specific sufficient section shall be set aside within the surface and/or parking structure for visitor parking. This parking shall be at a charge to the invitees with the rate being established by Landlord from time to-time, presently the initial fifteen (15) minutes are free of charge, subject to change over the term of the Lease. Tenant may elect to validate such parking for their guests. Validation costs shall be at or below posted rates and available in thirty (30) minute increments.

  B) Unreserved Employee Parking: Landlord shall lease to Tenant forty-three (43) unreserved employee parking spaces. Throughout the Lease term, Tenant shall pay the prevailing parking rental rate (currently $50.00 per stall per month) for all such spaces allocated to Tenant. All such unreserved employee parking spaces shall be available to all tenants on a non-exclusive, in-common basis within the non-visitor portions of the parldng facilities. Tenant's parking rent shall be abated for all applicable unreserved parking stalls for the initial sixty (60) months of the Lease term. Commencing on the sixty-first (61st) month, Tenant shall pay $50.00 per stall on a monthly basis as additional rent for all such unreserved employee parking spaces for the balance of the initial Lease term. Landlord shall increase Tenant's unreserved parking allocation commencing in the thirteenth (13th) month to forty-eight (48) stalls, and commencing in the twenty-fifth (25th) month, Tenant's unreserved parking allocation shall be increased to fifty-three (53) stalls.

  3. Reserved Employee Parking: Landlord shall lease to Tenant three (3) reserved parking spaces. Tenant shall pay the prevailing parking rental rate (currently $100.00 per stall per month) for all such spaces allocated to Tenant. Tenant's parking rent shall be abated for three (3) reserved parldng spaces for the initial sixty (60) months of the Lease term. Commencing on the sixty-first
        (61st)month, Tenant shall, pay $100.00 per stall on a monthly basis as additional rent for all such reserved parldng spaces for the balance of the initial Lease term.

  58. OPTION TO EXPAND: (a) Subject to the terms of this Paragraph 58 and Paragraph 60, entitled "Options," Landlord hereby grants to Tenant the option ("Expansion Option ") to amend the Lease to expand the Premises to include not less than 2,000 nor more than 4,000 rentable square feet located on the fourth (4th) or eighth (8th) floors (the "Expansion Space"). To the extent the location of the Expansion Space is not specifically designated above, Tenant's "Expansion Notice" (as defined below) shall specify the area and size of space (within the foregoing parameters) into which Tenant would like to expand the Premises. After considering Tenant's desires, the exact location and size of the Expansion Space shall be selected by Landlord, in its discretion, within the foregoing parameters and identified to Tenant in writing delivered to Tenant by Landlord ("Landlord's Notice") within thirty
(30) days following Landlord's receipt of Tenant's Expansion Notice. Only if and to the extent the location of the Expansion Space is not specifically designed above, Tenant shall have the right, within five (5) days following receipt of Landlord's Notice, to deliver a writing to Landlord rescinding Tenant's Expansion Notice with respect to the Expansion Space not specifically designated above and designated by Landlord in Landlord's Notice. Tenant's failure to timely deliver such a rescission to Landlord shall be deemed to be Tenant's satisfaction with the location and size of the Expansion Space as designated by Landlord in Landlord's Notice.

The Expansion Option is subject to the condition that Landlord receive from Tenant. written notice ("Expansion Notice") of Tenant's election to exercise the Expansion Option no earlier than the last day of the thirtieth (30th) month of the Term and no later than the last day of the thirty-sixth (36th) month of the Term.

If Tenant properly exercises the Expansion Option, the Expansion Space will be added to the Premises currently leased by Tenant under the Lease effective as of the date the Expansion Space is delivered to Tenant in the condition described below, which date shall be between the thirty-sixth
(36th) and sixtieth (60th) months of the Term. Landlord's Notice shall contain Landlord's good-faith estimate of the date the Expansion Space will be delivered to Tenant in the condition described below. Landlord's Notice shall in any event specify the approximate number of rentable square feet of the Expansion Space.

All terms and conditions for said option space shall remain in place, except that the rent for the space shall be at the then fair market value. The fair market value for the Premises shall be an amount equal to the fair market rental value of the Premises, as determined herein, but shall in no event be less than the Annual Basic Rental payable for the last month of the then current year of the Lease. Landlord shall determine the fair market rental value of the Premises by using its best good faith judgment. Such fair market rental value shall be determined by Landlord in accordance with the projected (to the commencement of such Option to Extend) prevailing market rentals for similar space in Class "A" commercial office buildings in the Orange County

Airport marketplace. In determining such fair market rental value, Landlord shall specifically exclude any consideration of Tenant's occupancy or use of the Premises in place as of the end of the term or the previous Option to Extend, as applicable. Landlord shall use its best efforts to deliver to Tenant written notice of such fair market rental value and the new Annual Basic Rental applicable to such Option to Extend within thirty (30) days after Landlord's receipt of an Option Notice. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of such new Annual Basic Rental to reasonably object thereto in writing. In the event Tenant objects to such new Annual Basic Rental submitted by Landlord, Landlord and Tenant shall attempt in good faith to agree upon such new Annual Basic Rental within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party's determination shall be submitted to arbitration in accordance with Paragraph (c) hereof. Failure of Tenant to so object in writing within such period shall conclusively be deemed its approval of the new Annual Basic Rental determined by Landlord as set forth above.

Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Orange County Airport Marketplace. Each such arbitrator shall be appointed within (30) c4ys after the Outside Agreement Date.

The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

Landlord and Tenant shall each submit a figure for the new Annual Basic Rental for the Premises to the appointed arbitrators. Ile determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted new Annual Basic Rental for the Premises is the closest to the actual new Annual Basic Rental for the Premises as determined by the arbitrators, taking into account the requirements of Paragraph (b) and this Paragraph (c) regarding same.

The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Annual Basic Rental, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the projected prevailing fair market rental for similar space in Class "A" commercial office buildings in the Orange County Airport Marketplace.

  The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

  If either Landlord or Tenant fails to appoint an arbitrator within the time period in Paragraph (c)(I) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

  If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

  In the event that the new Annual Basic Rental is not established prior to end of the initial term of the Lease or the Option Term then in effect, the Annual Basic Rental immediately payable at the commencement of such Option Term shall be the Annual Basic Rental payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the Tenant shall be required to pay to Landlord, with the next payment of rental due hereunder, the aggregate amount by which such fair market rental for such month and a4,.prior months during the Option Term exceeds the aggregate Annual Basic Rental paid to Landlord for such months pursuant to this subsection.

  59. OPTION TO EXTEND: (a) Subject to the provisions of section 60 below, Landlord hereby grants to Tenant the option to extend ("Option to Extend") the term of this Lease for one (1) period of five (5) years ("Option Term*). The Option to Extend must be exercised, if at all, by written notice ("Option Notice" received by Landlord not later than one hundred eighty (180) days and not earlier than two hundred seventy (270) days prior to the expiration of the initial term of this Lease. Provided that Tenant has properly exercised an Option to Extend, the term of this Lease shall be extended for five (5) years and all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Annual Basic Rental shall be modified as set forth in subsection (b) below.

  (b) The Annual Basic Rental payable for the Option Term shall be an amount equal to the fair market rental value of the Premises, as determined herein, but shall in no event be less than the Annual Basic Rental payable for the last month of the basic term of the Lease. Landlord shall determine the fair market rental value of the Premises by using its best good faith judgment. Such fair market rental value shall be determined by Landlord in accordance with the projected (to the commencement of such Option to Expand) prevailing market rentals for similar space in Class "A" commercial office buildings in the Orange County Airport marketplace. in determining such fair market rental value, Landlord shall specifically exclude any consideration of Tenant's occupancy or use of the Premises in place as of the end of the term. Landlord shall use its best efforts to deliver to Tenant written notice of such fair market rental value and the new Annual Basic Rental applicable to such Option to Expand within thirty
 (30) days after Landlord's receipt of an Option-Notice. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of such new Annual Basic Rental to reasonably object thereto in writing. In the event Tenant objects to such new Annual Basic Rental submitted by Landlord, Landlord and Tenant shall attempt in good faith to agree upon such new Annual Basic Rental within fifteen (15) days following Tenant's Review Period (the *Outside Agreement Date"), then each party's determination shall be submitted to arbitration in accordance with Paragraph (C) hereof. Failure of Tenant to so object in writing within such period shall conclusively be deemed its approval of the new Annual Basic Rental determined by Landlord as set forth above.

 (c)(i) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Orange County Airport
 Marketplace. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date.

 (ii) The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the Last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

  (iii) Landlord and Tenant shall each submit a figure for the new Annual Basic Rental for the Premises to the appointed arbitration. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted new Annual Basic Rental for the Premises is the closest to the actual new Annual Basic Rental for the Premises as determined by the arbitrators, taking into account the requirements of Paragraph (b) and this Paragraph (C) regarding same.

 (iv) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Annual Basic Rental, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the projected prevailing fair market rental for similar space in Class "A" commercial office buildings in the Orange County Airport Marketplace.

  (v) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

 (vi) If either Landlord or Tenant fails to appoint an arbitrator within the time period in Paragraph (c)(I) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

 (vii) If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

 (viii) In the event that the new Annual Basic Rental is not established prior to end of the initial term of the Lease or the Option Term then in effect, the Annual Basic Rental immediately payable at the commencement of such Option Tenn shall be the Annual Basic Rental payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the Tenant shall be required to pay to Landlord, with the next payment of rental due hereunder, the aggregate amount by which such fair market rental for such month and all prior months during the Option Term exceeds the aggregate Annual Basic Rental paid to Landlord for such months pursuant to this subsection.

60.         OPTIONS:

 (a) Definition. As used in this section the word "Option" has the following meaning: (i) the Option to Expand pursuant to Section 58 herein, and (ii) the Option to Extend, the term, of this Lease pursuant to Section 59 herein.

 (b) Options Personal. Each Option granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by and person or entity other than Tenant; provided, however, any purchase of substantially all of the business and assets of Tenant, who is otherwise an acceptable assignee of Tenant under this Lease, shall be entitled to exercise any such options in accordance with this Lease. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

  (C)   Effect of Default on Options.

        (I) Tenant shall have no right to exercise an Option, notwithstanding any provision of the grant of Option to the contrary: (A) during the time commencing from the date Landlord gives to Tenant a notice of default and continuing until the non-compliance alleged in said notice of default is cured; (B) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid; (C) in the event Landlord has given to Tenant two or more notices of material default, whether or not the defaults are cured, during the twelve (12) month period of time immediately prior to the time Tenant attempts to exercise the subject Option; or
        (D) if Tenant has committed any non-curable breach or is otherwise in default under any of the terms, covenants or conditions of this Lease.

        (ii) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of the immediately preceding paragraph.

        (iii) All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option if, after such exercise prior to the commencement of the Option Term:

          (A) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant);

          (B) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion;

          (C) Landlord gives to Tenant two (2) or more notices of default, whether or not the defaults are cured;

          (D) If Tenant has committed any non-curable breach or is otherwise I material default under any of the terms, covenants and conditions of this Lease.

  The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

  If either Landlord or Tenant fails to appoint an arbitrator within the time period in Paragraph (c)(I) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

  If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

  In the event that the new Annual Basic Rental is not established prior to end of the initial term of the Lease or the Option Term then in effect, the Annual Basic Rental immediately payable at the commencement of such Option Term shall be the Annual Basic Rental payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the Tenant shall be required to pay to Landlord, with the next payment of rental due hereunder, the aggregate amount by which such fair market rental for such month and a4,.prior months during the Option Term exceeds the aggregate Annual Basic Rental paid to Landlord for such months pursuant to this subsection.

  59. OPTION TO EXTEND: (a) Subject to the provisions of section 60 below, Landlord hereby grants to Tenant the option to extend ("Option to Extend") the term of this Lease for one (1) period of five (5) years ("Option Term*). The Option to Extend must be exercised, if at all, by written notice ("Option Notice" received by Landlord not later than one hundred eighty (180) days and not earlier than two hundred seventy (270) days prior to the expiration of the initial term of this Lease. Provided that Tenant has properly exercised an Option to Extend, the term of this Lease shall be extended for five (5) years and all of the terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Annual Basic Rental shall be modified as set forth in subsection (b) below.

  (b) The Annual Basic Rental payable for the Option Term shall be an amount equal to the fair market rental value of the Premises, as determined herein, but shall in no event be less than the Annual Basic Rental payable for the last month of the basic term of the Lease. Landlord shall determine the fair market rental value of the Premises by using its best good faith judgment. Such fair market rental value shall be determined by Landlord in accordance with the projected (to the commencement of such Option to Expand) prevailing market rentals for similar space in Class "A" commercial office buildings in the Orange County Airport marketplace. in determining such fair market rental value, Landlord shall specifically exclude any consideration of Tenant's occupancy or use of the Premises in place as of the end of the term. Landlord shall use its best efforts to deliver to Tenant written notice of such fair market rental value and the new Annual Basic Rental applicable to such Option to Expand within thirty
 (30) days after Landlord's receipt of an Option-Notice. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of such new Annual Basic Rental to reasonably object thereto in writing. In the event Tenant objects to such new Annual Basic Rental submitted by Landlord, Landlord and Tenant shall attempt in good faith to agree upon such new Annual Basic Rental within fifteen (15) days following Tenant's Review Period (the *Outside Agreement Date"), then each party's determination shall be submitted to arbitration in accordance with Paragraph (C) hereof. Failure of Tenant to so object in writing within such period shall conclusively be deemed its approval of the new Annual Basic Rental determined by Landlord as set forth above.

 (c)(i) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Orange County Airport
 Marketplace. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date.

 (ii) The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the Last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

  (iii) Landlord and Tenant shall each submit a figure for the new Annual Basic Rental for the Premises to the appointed arbitration. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted new Annual Basic Rental for the Premises is the closest to the actual new Annual Basic Rental for the Premises as determined by the arbitrators, taking into account the requirements of Paragraph (b) and this Paragraph (C) regarding same.

 (iv) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new Annual Basic Rental, and shall notify Landlord and Tenant thereof. Such decision shall be based upon the projected prevailing fair market rental for similar space in Class "A" commercial office buildings in the Orange County Airport Marketplace.

  (v) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

 (vi) If either Landlord or Tenant fails to appoint an arbitrator within the time period in Paragraph (c)(I) hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

 (vii) If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

 (viii) In the event that the new Annual Basic Rental is not established prior to end of the initial term of the Lease or the Option Term then in effect, the Annual Basic Rental immediately payable at the commencement of such Option Tenn shall be the Annual Basic Rental payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the Tenant shall be required to pay to Landlord, with the next payment of rental due hereunder, the aggregate amount by which such fair market rental for such month and all prior months during the Option Term exceeds the aggregate Annual Basic Rental paid to Landlord for such months pursuant to this subsection.

60.   OPTIONS:

 (a) Definition. As used in this section the word "Option" has the following meaning: (i) the Option to Expand pursuant to Section 58 herein, and (ii) the Option to Extend, the term, of this Lease pursuant to Section 59 herein.

 (b) Options Personal. Each Option granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by and person or entity other than Tenant; provided, however, any purchase of substantially all of the business and assets of Tenant, who is otherwise an acceptable assignee of Tenant under this Lease, shall be entitled to exercise any such options in accordance with this Lease. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

  (C)   Effect of Default on Options.

        (I) Tenant shall have no right to exercise an Option, notwithstanding any provision of the grant of Option to the contrary: (A) during the time commencing from the date Landlord gives to Tenant a notice of default and continuing until the non-compliance alleged in said notice of default is cured; (B) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid; (C) in the event Landlord has given to Tenant two or more notices of material default, whether or not the defaults are cured, during the twelve (12) month period of time immediately prior to the time Tenant attempts to exercise the subject Option; or
        (D) if Tenant has committed any non-curable breach or is otherwise in default under any of the terms, covenants or conditions of this Lease.

        (ii) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of the immediately preceding paragraph.

        (iii) All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option if, after such exercise prior to the commencement of the Option Term:

          (A) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant);

          (B) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date that Landlord gives notice to Tenant of such default and/or Tenant fails thereafter to diligently prosecute said cure to completion;

          (C)Landlord gives to Tenant two (2) or more notices of default, whether or not the defaults are cured;

          (D) If Tenant has committed any non-curable breach or is otherwise I material default under any of the terms, covenants and conditions of this Lease.

61. ATHLETIC CLUB: Upon execution of a Lease document, the KZ3 partnership shall provide to Tenant six (6) health memberships free of the initial membership fee in the Sports Club/Irvine. Tenant shall be responsible for the monthly dues and charges thereafter.

62. SECONDARY BUILDING SIGN: Upon approval by the City of Irvine, Landlord will give Tenant approval for an eyebrow Building sign. All costs of installation, repair and removal of such sign will be the obligation of Tenant. The location of such sign will be mutually agreed upon by both parties prior to Lease execution (see Exhibit 'H'). The size, style and type of sign permitted will be subject to the Declaration of Covenants, Conditions and Restrictions for the Development and all applicable laws, regulations and ordinances of the City of Irvine and must also be consistent with the sign criteria of Koll Center Irvine, if any. All sign rights granted to Tenant win be personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee, subtenant or other party without Landlord's express written consent, which Landlord may withhold in its discretion.

  63. TENANT REFURBISHMENT ALLOWANCE: Provided Tenant is not in default of any term, condition or covenant of the Lease, at the beginning of the sixty-first (61st) month of the Lease term, Landlord shall professionally clean the carpets and repaint the Tenant's premises with building standard paint.

64. SIZE OF PREMISES ADJUSTMENT: Landlord and Tenant hereby agree to adjust the size of the Premises as called for in the Lease in accordance with an exact
      determination as a result of the development of a finalized floor plan. Such amendment of the Lease shall amend correspondingly Section 1 (o)
(Annual Basic

      Rent), Section l(p) (Operating Expense Allowance), Section l(q) (Tenant's Percentage), Section l(i) (Rentable Square Feet), Section l(r)
(Security Deposit)      Exhibit B, Section 7(a) (Payment of Cost of the
Tenant Improvements). Landlord
      shall warrant that the load factor used to convert usable square footage to rentable square footage is consistent with American National Standard Institute Publication
      ANSI 265.1-1980 (the 'B.O.M.A.' standard).

65. CONTINUOUS OPERATION AND TENANT'S CONDUCT: Tenant covenants and agrees to occupy the Premises upon commencement of the Term and thereafter to continuously operate and conduct within the Premises the business it is permitted operate and conduct under the provisions of this Lease during normal business hours, Mondays through Fridays 7:00 a.m. to 5:00 p.m. (excluding legal holidays); provided however, Tenant shall not be obligated to continuously operate during -and to the extent (i) any portion of the Premises may be untenantable by reason of fire or other casualty or government intervention; (ii) Tenant is making reasonable repairs to the Premises; or (iii) Tenant is reasonably constructing or altering any portion of the Premises pursuant to an approved sublease. Tenant agrees to conduct its business at all times in a first-class manner consistent with reputable business standards and practices and shall keep the Premises in a neat, safe, clean and orderly condition consistent with the terms of this Lease recognizing that the Premises is ground floor space visible to all other tenants and visitors of the Building. Accordingly, in addition to all other rights and remedies set forth in this Lease, Landlord shall have the right to periodically inspect the Premises and to require Tenant to make such repairs, replacements or perform such other maintenance as may reasonably be necessary to keep the Premises in a first-class state of repair and condition consistent with the condition of the Building and all other ground floor space including, but not limited to, periodic refurbishment and replacement of floor and wall coverings. Nothing in the foregoing provisions of this subparagraph shall be deemed in any way to prohibit or restrict Tenant from operating the Premises during such hours in addition to those set forth hereinabove as Tenant may elect.

If at any time after the Commencement Date Tenant fails to open the Premises for business and operate therefrom either for any period of five (5) consecutive business days during which Tenant is not exempted from operating as provided above, Landlord may, in its sole discretion, terminate this Lease by giving Tenant express written notice thereof within thirty (30) days after the last day during any such applicable period on which Tenant was not open for business and operating from the Premises, in which event this Lease shall terminate automatically as of the date on which such notice is given. Any such termination shall not alter or impair any rights or remedies held by or available to either party hereto under the provisions of this I=m on account of any default occurring before such termination.

  66. It is the expectation of Tenant, and Landlord hereby agrees, that Landlord shall act reasonably and in good faith when taking action that might frustrate the spirit in which the Base Year was negotiated. Such that Landlord shall not unreasonably reduce expenditures during the base year period of the Lease (the calendar year 1992), and consequently, disproportionately or indiscreetly increase discretionary, variable or any other expenses in years thereafter.

  If Tenant shall dispute the amount set forth in any Actual Statement described above in Paragraph 6, Tenant shall. have the right not later than thirty (30) days following receipt of such Actual Statement to cause Landlord's books and records with respect to the preceding calendar year to be audited by a: certified public accountant mutually acceptable to Landlord and Tenant; provided, however, Tenant shall pay any such disputed amount pending completion of such audit. The amounts payable under Paragraph 6 by Landlord to Tenant or Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of ten percent (10%) of the payments previously made by Tenant for such calendar year, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of Paragraph 6 within ninety (90) days of receipt of any Actual Statement, such Actual Statement shall be conclusively binding upon Landlord and Tenant.

 Notwithstanding the foregoing, for purposes of this Lease, 'operating expenses' shall not include any of the following costs:

 Any ground lease rentals.

 Costs, including permit, license and inspection costs, incurred with respect to the installation of improvements for other lessees or occupants of the Office Building or Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for lessees or other occupants of the Office Building Project.

      Expenses in connection with services or other benefits which are not offered to Lessee but which are provided to other lessees or occupants of the Office Building Project, not consistent with other class "A" high-rise office buildings within the Orange County Airport area marketplace.

      Costs incurred by Lessor due to the violation by Lessor or any lessee or occupant of the Office Building Project (other than Lessee) of the terms and conditions of any lease of space in the Office Building Project.

      Overhead and profit increments paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Office Building Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis or any compensation paid to clerks, attendants or other persons commercial concessions operated by Landlord.

      Services provided, taxes attributable to, and costs incurred in connection with the operation of any retail or restaurant facilities in the Office Building Project.

      Costs incurred in connection with upgrading the Office Building Project to comply with handicap, hazardous. material, fire and safety codes or any other laws applicable to the Premises prior to the date of this Lease.

      Tax penalties incurred as a result of Lessor's negligence, inability or unwillingness to make payments when due, except to the extent attributable to Lessee's failure to make payments to Lessor for taxes in accordance with this Lease.

      Costs arising from the presence of Hazardous Materials in or about the Premises of the Office Building Project, including without limitation Hazardous Materials in the ground water or soil, which either (i) arose prior to the Commencement Date, or (ii) are not attributable to Lessee.

      Costs arising from Lessor's charitable or political contributions.

      Costs to repair any structural components.

      Capital costs for sculpture, painting or other objects of art.

      Lessor's general corporate overhead and general administrative expenses.

  Capital expenditures incurred because of Landlord's failure to comply with laws enacted on or before the date the Building received its Temporary certificate of Occupancy, or the equivalent.


  Costs incurred by Landlord due to the negligence of Landlord or its agents or employees, the violation by Landlord of the terms and conditions of any lease space in the Building or Landlord's failure to adhere to standards of prudence then observed by Landlord or comparable office buildings in the vicinity of the Building.

  Interest, points and fees on debt or amortization on any mortgage or mortgages encumbering the Building or the land upon which the Building is situated.

  Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services.

  Advertising and promotional expenditures, and cost of signs in on or about the Building identifying the owner of the Building or any tenant of the

  Building Other than directory signs available to all tenants of the Building.

Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds.

Bad debt expenses.

Costs of installing or operating and maintaining any specialty service operated by Landlord, such as an observatory, broadcast facility, luncheon club, athletic club or any other specialty service other am services available to tenants of the Building without extra charge.

Attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenant or other occupants of the Building or any brokerage commissions or any other leasing fees.

Costs of additional insurance carried by Landlord for new or broader coverage which is not carried by Landlord during the Base Year and which is not commonly carried by landlords of similar first-class office building projects in the Orange County Airport area.

In addition, Landlord agree s that if the taxes for the entire Building or project are unreasonably increased due to extraordinary improvements within the Building, and if the tax assessor confirms that such extraordinary improvements are the source of the tax increase, Landlord shall insure that Tenant bears no such portion of excess tax increase.

All Building equipment necessary for normal building or project operation will be Purchased as required for normal project operations. The costs of said equipment will not be charged to Operating Expenses on a cash basis, but amortized over useful life in accordance with generally accepted accounting principals.

All accounting, legal and other consulting expenses shall be restricted specifically to the prorata share required for the Building and/or Project, and such costs shall not disproportionately increase in future years.

Landlord agrees that the purchase of supplies, materials and tools shall be reasonable and customary and be used only for this Building or Project. Such purchases will not unreasonably increase or be modified during the Lease term disproportionate to normal building and project operation needs.

Landlord has no prior knowledge of any types of assessments which would effect Tenant's prorata. share of Operating Expenses which would not be included in the Base Year as defined within this Lease.

Commencing with the first (1st) anniversary of the Commencement Date and continuing thereafter to and including the sixtieth (60th) month of the Term of the Lease, the portion of Operating Expenses which constitute "Controllable Cost so (as defined below), shall not increase over such four
(4) year period at an average rate in excess of five percent (5 %) per annum. During the period from months sixty-one (61) through ninety (90) of the Term of the Lease, Controllable Costs shall not increase beyond the "Secondary Cap." The Secondary Cap " shall mean an average rate per annum. equal to the greater of (I) five percent (5 %) per annum, or (ii) the average annual cost of living increase between the first (lst) month and the sixtieth (60th) month of the Term of this Tea (which shall be determined by comparing the Consumer Price index - Urban Wage Earners and Clerical Workers
- Los AngelesAnaheim-Riverside, California, Base 1982-84 ("CPI") compiled by the U.S. Department of Labor, Bureau of labor Statistics, for month one (1) with the CP1 for month sixty (60), and dividing any such total increase by five (5)). During the period from months ninety-one (91) through one-hundred twenty (120) of the Term of the Lease, Controllable Costs shall not increase beyond the "Final Cap." The Final Cap shall mean an average rate per annum of the greater of (x) the Secondary Cap, or (y) the average annual CPI increase between the sixty-first (61st) month through the ninetieth (90th) month of the Term of the Lease. The raw specified in clause (y) shall be computed by comparing the CPI for month sixty-one (61) of the Term with the CPI for month ninety (90) of the Term, and dividing any such total increase by 2.5. For purposes of illustration, if the total CPI increase from the first (lst) month of the Term to the sixtieth (60th) month of the Term is thirty-five percent (35 %), then the Secondary Cap shall be seen percent (7 %). Similarly, if the total CPI increase from -the sixty-first (61st) to the ninetieth (90th) month of the Term is twenty percent (20 %), the Final Cap shall be eight percent (8 %). Controllable Costs shall mean all Operating Expenses which can increase or decrease at the independent and sole discretion of Landlord, as opposed to increases or decreases which are industry-wide or are caused by third parties or over which Landlord has no independent control. By way of illustration but not limitation, Operating Expenses paid to a public utility, insurer and taxing authority for utilities, insurance, real property taxes, and costs of operating, maintaining and repairing the Building, Common Areas and Parking Facilities at the level of a Qualified Building as required by this Lease, as contrasted with the cost of operating, maintaining and repairing the Building, Common Areas and Parking Facilities at a level below that of a Qualified Building. -Landlord agrees that approximately every two (2) years Landlord shall rebid -the janitorial, security, landscape and parking service contracts for the Building.

67. EARLY OCCUPANCY: Subject to all the terms and conditions of this Lease, except for the payment of rent, Landlord shall provide to Tenant a period of early occupancy within the Premises prior to the commencement of this Lease for thirty (30) days at no charge.

68. WITH BASIC LEASE: In the event of any conflict between the printed portion of this Lease and the provisions of this Rider, Sections 55 through 67, the provisions of this Rider shall prevail.

"LANDLORD"                                      "TENANT"

KZ3,                                                  CRUTTENDEN & CO., INC.,
A California Limited Partnership                A California Corporation

By:   KOLL VON KARMAN ASSOCIATES,
      A California General
      Partnership, as Managing                  By:/s/Jeffrey L. Guttfredson
      General Partner
                                          Title: CFO
By:         THE KOLL COMPANY a
    California Corporation, as                  Date: March 8, 1991
    its Managing General Partner

By:/s/Jana Turner

Its: Vice President

DIAGRAM - Ground Floor Plan for 18301 Von Karman Ave.
EXHIBIT "A-I"

DIAGRAM - Koll Center Irvine
EXHIBIT "A-II"

DIAGRAM - Floor Plan for 18301 Von Karman Ave.
EXHIBIT "A-III"

CHART - PRICING NOTES
EXHIBIT "A-IV"

CHART - KOLL CONSTRUCTION KZ-3, LEASEHOLD IMPROVEMENTS, STANDARD COSTS EXHIBIT "A-V"

CHART - KOLL CONSTRUCTION KZ-3, LEASEHOLD IMPROVEMENTS, NON-STANDARD COSTS EXHIBIT "A-VI"

CHART - KOLL CONSTRUCTION KZ-3, LEASEHOLD IMPROVEMENTS, NON-STANDARD COSTS EXHIBIT "A-VII"

CHART - KOLL CONSTRUCTION KZ-3, QUALIFICATIONS
EXHIBIT "A-VIII"

                                  EXHIBIT B
                            WORK LETTER AGREEMENT

      This work Letter Agreement, is entered into as of the 8th day of March, 1999 by and between KZ3, a California limited partnership
("Landlord") and Cruttenden & CO.,Inc., California Corporation ('Tenant').

                                   RECITALS:

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the 'Lease' covering certain premises (the "Premises") more particularly described in Exhibit A-l" attached to the Lease.

B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                           1. COMPLETION SCHEDULE.

Within ten (10) days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule') setting forth a timetable for the planning and completion of the installation of the Tenant improvements to bop constructed in the Premises, and the Commencement Date for the term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such Schedule shall be submitted to Tenant for its approval and. upon approval by both Landlord and Tenant. such Schedule shall become the basis for completing the Tenant Improvement work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within five (5) working days after the date such Schedule is first received by Tenant, Landlord may. at its option, terminate the Lease and all of its obligations thereunder.

                           2. TENANT IMPROVEMENTS.

Reference herein to'"Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall-covering), electrical (including lighting, switching, telephones, outlets. etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

                        3. TENANT IMPROVEMENT PLANS.

Immediately after the execution of the Lease. Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of preparing a space plan for the layout of the Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications may referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with Landlord's standard specifications (the 'Standards") for tenant improvements for the Building.


                    4. NON-STANDARD TENANT IMPROVEMENTS.

Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements; provided that (a) the deviations shall not be of a lesser quality that the Standards; Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements. provided it not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall be consistent with the Space Plan 'A-III'; (C) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured: (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors: and (e) Landlord has determined in its reasonable discretion that the deviations are of a nature and quality are consistent with the overall objectives of the Landlord for the Building.

                    5. FINAL PRICING AND DRAWING SCHEDULE.

After the preparation of the space plan and after Tenant's written approval thereof. in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate, governmental body by Landlord's architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation and prior reasonable approval, shall cause to be made any changes in the plans and specifications
o necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the City County hi h the Premises are located. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pat any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 hereof.

                   6. CONSTRUCTION OF TENANT IMPROVEMENTS.

After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall enter into a construction contract with its contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control. including. but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions. strikes. availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

               7. PAYMENT OF COST OF THE TENANT IMPROVEMENTS.

(a) Landlord hereby grants to Tenant a "Tenant Allowance" of Thirty-seven and NO/100 Dollars IS $37.00 per square foot of Usable Area (as defined below) of the Premises for a total of Three Hundred Seventy-nine Dollars $ 379,990.00. Such Tenant Allowance shall be used only for:

(I) Payment of the cost of preparing the space plan and the final working drawings and specifications. including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement
Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

      (ii) The payment of plan check, permit and license, fees relating to construction of the Tenant Improvements.

      (iii) Construction of the Tenant Improvements. including, without limitation, the following:

(1) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting. millwork and similar items.

(2) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

(3) The furnishing and installation of all duct work. terminal boxes. diffusers and accessories required for the completion of the heating. ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning.

(4) Any additional Tenant requirements including. but not limited to, odor control, special heating, ventilation and air conditioning, -noise or vibration control or other special systems.

(5) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping. wiring and accessories installed within the Premises.

     (6) All plumbing, fixtures, pipes and accessories to be installed within the Premises.,

     (7) Testing and inspection costs.

     (8) Contractor's fees, including but not limited to any fees based on general conditions.

(iv) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by, Landlord for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant (i.e., during or after the construction of the base Building) and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for such space in the Building for reasons of economics (examples of such construction would include the extension of mechanical (including heating, ventilating and air conditioning systems] and electrical distribution systems outside of the core of the Building, wall construction, column enclosures and painting outside of the core of the Building. ceiling hanger wires and window treatment).

(b) The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant improvements, as established by Landlord's final pricing schedule. shall exceed the Tenant Allowance. or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph 7(a) above, the excess shall be paid by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

(C) In the event that, after the Tenant improvement Plans have been prepared and a price therefore established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with Paragraphs 3 and 4 above, or if the change would, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements.

(d) In the event that Tenant modified the Space Plan, per Exhibit 'A-III', the cost of the Tenant Improvements increases as set forth in Landlord's final pricing due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord written notice; provided. however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance.

(e) Any unused portion of the Tenant Allowance upon completion of the Tenant Improvements shall be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease up to a maximum of Four Dollars ($4.00) per useable square foot. Any unused portion beyond the ($4.00) amount shall go to Landlord.

(f) As used in this Work Letter Agreement, the term "Usable Area" means the area of the Premises, as determined by measuring the area within the bounds of the inside surface of the glass in the outer wall of the Building and the surface facing the Premises of all partitions separating the Premises from the, Building core, adjoining tenant space and public corridors or other common areas. No deductions shall be made for space occupied by structural or functional columns or other projections. The Usable Area of the Premises is 10,270 square feet, and is consistent with the B.O.M.A. standards applicable.

                8. COMPLETION AND RENTAL COMMENCEMENT DATE.

The commencement of the term of the Lease and Tenant's obligation for the payment of rental under the Lease shall commence until the earlier of the following two dates: (I) the date upon which Tenant takes possession of the Premises; or the date upon which the Tenant Improvements have been substantially completed as determined reasonably by Landlord's architect; provided that. if there shall be a delay in substantial completion of the Tenant Improvements as a result of:

(a) Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified in the Work Schedule;

      (b) Tenant's request for materials, finishes or installations other than those readily available;

      (C) Tenant's changes in the Tenant Improvement Plans after the approval by Tenant;

      (d) Tenant's request to deviate from the Standards for Tenant
Improvements;

then the commencement of the term of the Lease and the rental commencement date shall be accelerated by the number days of such delay. Landlord shall immediately notify Tenant of such delay. The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "punch list" items).

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first above written.

LANDLORD:                                             TENANT:

KZ3,                                                  CRUTTENDEN & CO., INC.,
a California limited partnership                      A California Corporation

By: KOLL VON KARMAN ASSOCIATES,                       By:/s/Jeffrey L.
                                                      Guttfredson
    a California general
    partnership, as Managing                          By:
    General Partner


By:   THE KOLL COMPANY,
      a California corporation, as
      its Managing General
      Partner

By:/s/Jana Turner

Its: Vice President

                                  EXHIBIT C
                        NOTICE OF LEASE TERM DATES AND
                             TENANT'S PERCENTAGE

To:_______________________________________

                                                      Date:_______________
   _______________________________________
   _______________________________________


Re: Lease dated ____________________, 19___between KZ3, a California limited partnership
      , Landlord, and Tenant concerning Suite located at 18301 Von Karmam Avenue, Irvine, California.

Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction.

2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the term of said Lease shall commence as of_______________for a term of_________________________ ending on

3. That in accordance with the subject Lease, rental commenced to accrue on

4. If the commencement date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to

________________________________________________________________________at
_______________________________________.

6. The exact number of rentable square feet within the Premises is _______________square feet.

7. Tenant's Percentage, as adjusted based upon the exact number of rentable square feet within the Premises, is ____________%.


                              AGREED AND ACCEPTED

LANDLORD:                                       TENANT:
KZ3,
a California limited partnership
                                                By:
By:
By:   KOLL VON KARMAN ASSOCIATES,               By:
            a California general
            partnership. as Managing
            General Partner .

By;   THE KOLL COMPANY, a
            California corporation, as
            its Managing General
            Partner

By:

Its:

                           INTENTIONALLY LEFT BLANK

                                  EXHIBIT D
                     STANDARDS FOR UTILITIES AND SERVICES

The following Standards for utilities and services are in effect. Landlord reserves the right to adapt nondiscriminatory modifications and additions hereto.

      As long as Tenant is not in default under any of the terms, conditions, provisions or agreements of this Lease, Landlord shall:

1. Provide non-attended automatic elevator facilities Monday through Friday, except holidays from 7 A.M. to 6 P.M., and on one elevator available at all other times.

2. On Monday through Friday, except holidays, from 7 A.M. to 6 P.M., and on Saturday mornings from 8 A.M. to 12 noon (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus. device conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors; shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen's wages for air conditioning mechanics.

3. Landlord shall furnish to the Premises, during the usual business hours on business days, electric current as required by the Building standard office lighting and fractional horsepower office business machines in an amount not to exceed .025 KWH per square foot per normal business day. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant's cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to said Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. Should Tenant use the same to excess, the refusal on the part of Tenant to pay upon demand of Landlord the amount established by Landlord for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights therein granted for such breach. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Tenants shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises without the prior written consent of Landlord.

4. Water will be available in public areas for drinking and lavatory purposes only, but it Tenant requires, uses or consumes water for any purposes. in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sale judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

3. Provide janitor service to the Premises, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant. and it to be kept clean by Tenant, no one other than persons approved by Landlord shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant's expense, and to the satisfaction of Landlord, and by persons approved by Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices.

      Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements, shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules. orders, ordinances. directions regulations or requirements of any federal, state, county or municipal authority or failure of gas. oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenant on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other Cause whatsoever beyond Landlord's control.

                                  EXHIBIT E
                         TENANT ESTOPPEL CERTIFICATE

The undersigned, KZ3, a California limited partnership ("Landlord'), with a mailing address c/o 18500 Von Karman Avenue , Suite 120, Irvine, CA and __________________________ ("Tenant'), hereby certify to

___________________________________________________________________ as follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated 19____, between Landlord and Tenant (the "Lease"). which demises premises located at
__________________________________________________________The Lease is now
in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2. The term of the Lease commenced
on______________________________________19_____.

3. The term of the Lease shall expire
on___________________________________19_____.

4. The Lease has (initial one):

   (_______)not been amended, modified, supplemented, extended, renewed or assigned.

   (________)been amended, modified, supplemented, extended, renewed or
      assigned by         the following described agreements copies of which
      are attached hereto:


________________________________________________________________________

________________________________________________________________________

5. Tenant has accepted and is now in possession of said premises.

6. Tenant and Landlord acknowledge that the Lease will be assigned to_______________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of_______________________________________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7. The amount of fixed monthly rent is $_____________________.

8. The Amount of security deposits (if any) is $______________________. No other security deposits have been made.

9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty
(30) days in advance of its due date.

10. All work required to be performed by Landlord under the Lease has been completed.

11. That Tenant Knows of, no defaults on the part of the Landlord or Tenant under the Lease.

12. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the lease.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that____________________________________is about to fund a loan to Landlord and that_______________________________________________________is relying upon the representations herein made in funding such loan.



                           INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the authorized officers of the undersigned as of______________________, 19____.

LANDLORD:

KZ3,                                            ADDRESS:
a California limited partnership
                                                KZ3
By:   KOLL VON KARMAN ASSOCIATES,               18500 Von Karman Avenue
      4 California general                      Suite 120
      partnership, as Managing                  Irvine, California 92715
      General Partner

      By:   THE KOLL COMPANY, a
            California corporation, as
            its Managing General
            Partner

      By:_____________________________

      Its:____________________________

TENANT:                                         ADDRESS:

______________________________________

                                                ________________________________

By:___________________________________

                                                ________________________________

By:___________________________________

                                                ________________________________









                            "INTENTIONALLY LEFT BLANK

                                  EXHIBIT F
                            RULES AND REGULATIONS



1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement. name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right
      to remove, at Tenant's expense and without notice, any      sign,
      installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.


2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or glass partitions or doors or windows which may
      appear unsightly from outside the Premises.           L

3. Tenant shall not obstruct any sidewalks, halls, passages, exits. entrances, elevators, escalators or stairways of the Building The halls. passages, exits. entrances, shopping malls, elevators, escalators an stairways are not open to the general public, but are open. subject to reasonable regulations, to Tenant's business invite . Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the,,safety, character, reputation and interest of the Building and its tenants: provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefore.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8. The Building freight elevator(s) shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as May be designated by Landlord. Tenant's initial move in and subsequent deliveries of
      bulky items, such as furniture, safes     ,and similar items shall,
      unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall. be made which impede or interfere with other tenants or the operation of the Building.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that May be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant. to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob. riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specific provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations, except hanging pictures and other customary decorations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Promises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. Tenant shall not install, maintain or operate upon the premises any vending machines without the written consent of Landlord.

21. Tenant shall not install, maintain or operate upon the premises any vending machines without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material. and peddling in the Building are prohibited. and Tenant shall cooperate to prevent such activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its premises or in other facilities provided by Landlord. Tenant Shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord's consent, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and. similar beverages or use of microwave ovens for employee use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. Tenant's requirements will be attended to only upon appropriate application to the Building management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no ,such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant or prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole in part, the terms, covenants, agreements and conditions of the Lease.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, its reasonable judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients. customers, invitees and guests.

                                  EXHIBIT G
                        PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Building.

1. All claimed damage or loss must be reported and itemized in writing delivered to the parking facility office within ten (1.0) business days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord has the option to make repairs at its expense of any claimed damage within two business days after filing of any claim. In all court actions the burden of proof to establish a claim remains with Tenant. Court actions by Tenant for any claim must be filed within ninety days from date of parking in court of jurisdiction where a claimed loss occurred. Landlord is not responsible for damage by water, fire, or detective brakes, or parts, of for the act or omissions of others, or for articles left in the car The total liability of Landlord is limited to $250.00 for all damages or loss to any car Landlord is not responsible for loss of use.

2. Tenant shall not park or permit the parking of any vehicle under its company in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by landlord as a condition of use of the Parking Facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be 5 miles per hour.

8. Parking is prohibited:

(a) in areas not striped for parking;

(b) in aisles;

(c) where "no parking" signs are posted;

(d) on amps

(e) in cross-hatched areas; and

   (f) in such other areas as may be designated by Landlord or Landlord's Parking Operator.

9. Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

10. Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately and a lost or stolen report must be filed by the customer at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

11. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

12. Lost or stolen devices found by the purchaser must be reported to the Parking Facility Office immediately to avoid confusion.

l3. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

14. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Rules and Regulation. Parking Facility managers or attendants are not authorized to make or allow any exception$ to these Rules and Regulations.

15. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all unposted City, State or Federal ordinances, laws or agreements.

l6. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

DIAGRAM - TENANT SIGN EXHIBIT
EXHIBIT "H" - Page 1 of 2

DIAGRAM - TENANT SIGN EXHIBIT
EXHIBIT "H" - Page 2 of 2

                   AMENDMENT NO. 1 TO OFFICE BUILDING LEASE

THIS AMENDMENT NO. 1 TO OFFICE BUILDING LEASE is made as of this 17th day of June, 1992, by and between KZ3, a California Limited Partnership,
(hereinafter 'Landlord") and CRUTTENDEN & COMPANY, INC., a California Corporation, (hereinafter 'Tenant').

                                   RECITALS

The parties hereto are "Landlord" and"Tenant" under that certain Office Building Lease ("Lease") dated March 8, 1991, covering space on the first
(lst) floor of the building located at 18301 Von Karman Avenue, Irvine, California, in the project known as Koll Center Irvine.

The parties hereto mutually desire to amend the Lease as hereinafter provided, effective as of June 17, 1992.

                                  WITNESSETH

The parties agree to amend the Lease as hereinafter provided.

1. Term Commencement Date: In accordance with Section I of the Office Building Lease dated March 8, 199 1, the term shall commence on June 28, 1991 and terminate June 27,2001.

2.    Rent Commencement Date: Rent for the Premises in accordance with
Section 5(a) 'Annual Basic Rent' shall commence June 28, 1991.

Except as modified herein, all other terms and conditions of said Lease dated March 8, 1901 as amended, between the parties above described shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.1 to Office Building Lease as of the day and year first above written.

"LANDLORD":                                     ADDRESS:
KZ3,                                            18500 Von Karman Avenue,
a California Limited Partnership                Suite 120
                                                Irvine, CA 92715

By:   KOLL VON KARMAN ASSOCIATES,
      a California General Partnership,
      as Managing General Partner

By:   KOLL MANAGEMENT SERVICES, INC
      a Delaware Corporation,
      As Agent for the Managing General Partner

By: /s/Barry A. Katz

Its: Portfolio Manager

Date: 5/13/93

'TENANT':                                       ADDRESS:
CRUTTENDEN & COMPANY, INC.                      18301 Von Karman Avenue,
a California Corporation                        Suite 100
                                                Irvine, CA 92715
By:/s/Jeffrey L. Guttfredson

Its: Secretary/Treasurer

                   AMENDMENT NO. 2 TO OFFICE BUILDING LEASE

THIS AMENDMENT NO. 2 TO OFFICE BUILDING LEASE ("Amendment") is made as of this 30th day of June, 1993, by and between KZ3, a California limited partnership ("Landlord'), and Cruttenden & Co., Inc., a California Corporation ("Tenant"), with reference to the facts set forth in the Recitals below.
                                   RECITALS

A. Tenant and Landlord are parties to that certain Office Building Lease dated March 8, 1991 (the "Original Lease") and Amendment No. I thereto, dated June 28, 1991 pursuant to which Landlord leased to Tenant certain space on the ground floor (the 'Original Premises') of that certain office building located in Irvine, California, commonly known as 18301 Von Karman Avenue (the "Building"). The Original Premises presently leased by Tenant consists of approximately 11,732 rentable square feet and is commonly known as Suite 100.

B. The Original Lease, as amended by Amendment No. 1, shall hereafter be co1lectively referred to as the 'Lease". Capitalized terms not defined herein have the meanings given to such terms in the Lease.

C. Landlord and Tenant desire to further amend the Lease to expand the Original Premises as hereinafter provided.

                            AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Description of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon all of the terms and conditions of the Lease as amended hereby, an additional approximately 5,307 rentable square feet (4,645 usable square feet) on, the third (3rd) floor of the Building, commonly known as Suite 300 ("Additional Premises"), making the total area leased by Tenant pursuant to the Lease as amended hereby, approximately 17,039 rentable square feet (collectively, the 'New Premises'). The Additional Premises is more particularly described and shown on Exhibit "A' which is attached hereto and made a part hereof by this reference. Except as otherwise set forth in this Amendment, all references in the Lease to the term "Premises' shall mean the New Premises, including the Additional Premises.

2. Term and Commencement Date. The term for the Additional Premises shall be for a five (5) year period, commencing on the date the Tenant
Improvements in the Additional Premises are substantially completed as contemplated under Paragraph 5 of this Amendment below and terminating five
(5) years thereafter (the 'Additional Premises Term').

      3. Annual Basic Rent. Effective as of the commencement of the Additional Premises Term, continuing for the duration of the Additional Premises Term, and n6twithstanding anything to the contrary contained in the Lease, the Monthly Basic Rent for the Additional Premises during the Additional Premises Term shall be as follows:

Year 1-     $1.25 per rentable sq.ft. per month
            $6,633.75 per month;

Year 2 -    $1.30 per rentable sq.ft. per month
            $6,899.10 per month;

  Years 3-5-        $1.60 per rentable sq.ft. per month
              $8,491.20 per month.

4. Operating Expenses and Tenant's Percentage: The Operating Expense Allowance for the Additional Premises shall be Tenant's Percentage of actual Operating Expenses for the Additional Premises for the 1993 calendar year. Tenant shall have no pass through of Operating Expenses during the initial twelve (12) months of the Additional Premises Term. Tenant's Percentage for the Additional Premises shall be 2.4174%.

5. Delivery of Possession of Additional Premises to Tenant. Landlord shall deliver possession of the Additional Premises to Tenant when the 'Tenant Improvements" therein have been substantially completed by Landlord as provided in Paragraph 3(c) of, and the Additional Premises shall be improved in accordance with, the Work Letter Agreement attached hereto as Exhibit "B".

6. Parking. Effective as of the commencement of the Additional Premises Term, parking for the Additional Premises shall be provided pursuant to and in accordance with the following:

            a) Unreserved Employee Parking. So long as the Lease as amended hereby is in eff6ct, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord up to twenty-three (23) unreserved employee parking spaces. As consideration for the use of such unreserved parking spaces, Tenant agrees to pay to Landlord, as additional rent under the Lease, the prevailing parking rate (currently $55.00 per stall per month) for each such unreserved parking space as established by Landlord from time to time. Tenant agrees to pay Landlord the additional rent for such unreserved parking spaces monthly, concurrently with each monthly payment of Monthly Basic Rent. All unreserved employee parking spaces will be made available to Tenant, its employees and all other tenants and employees of the Development entitled to use such parking facilities, on a non-exclusive, in common basis. Despite the foregoing to the contrary, and so long as Tenant is not in default under the Lease as amended hereby, Tenant's parking rent shall be abated for all twenty-three (23) unreserved parking stalls applicable to the Additional Premises for the Additional Premises Term.

b) Reserved Parking: So long as the Lease as amended hereby is in effect, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord up to three (3) reserved parking spaces. As consideration for the use of such reserved parking spaces, Tenant agrees to pay to Landlord, as additional rent under the Lease, the prevailing parking rate (currently $115.00 per stall per month) for each such reserved parking space as established by Landlord from time to time. Tenant agrees to pay Landlord the additional rent for such reserved parking spaces monthly, concurrently with each monthly payment of Monthly Basic Rent. De.V1ite the foregoing to the contrary, and so long as Tenant is not in default under the Lease as unended hereby, Tenant's parking rent shall be abated for all three (3) reserved parking stalls applicable to the Additional Premises for the Additional Premises Term.

            c) Use of Unreserved and Reserved Parking Spaces: With respect to reserved parking, Tenant shall use only the parking space(s) specifically designated by Landlord for use by Tenant. With respect to unreserved employee parking, Tenant shall not use any spaces which have been specifically assigned by Landlord to other tenants or occupants or for other uses such as visitor parking or which have been designated by any governmental entity as being restricted to certain uses. Tenant shall be obligated to lease the reserved and unreserved parking spaces specified herein throughout the Term of the Lease and shall not be entitled to any additional reserved or unreserved parking privileges applicable to the Premises for the remainder of the Term. of the Lease; provided, however, if at any time Tenant desires to increase or reduce the number of reserved or unreserved parking spaces it leases under the terms of this Lease, within parameters described in this Paragraph, Tenant may notify Landlord in writing of such desire the and Landlord shall have the right, in its sole and absolute discretion, to either (a) approve such requested increase in the number of parking spaces allocated to Tenant (with an appropriate increase to the additional rent payable by Tenant for such additional spaces based on the then prevailing parking rates), (b) approve such requested decrease in the number of parking spaces allocated to Tenant (with an appropriate reduction in the additional rent, if any, payable by Tenant to Landlord hereunder (for such eliminated parking spaces), or (c) disapprove such requested increase or decrease in the number of parking spaces leased to Tenant. Promptly following receipt of Tenant's written request, Landlord shall provide Tenant with written notice of its decision, including a statement of any adjustments to the additional rent payable by Tenant to Landlord for parking under the Lease, if applicable.

            d) General Provisions: Landlord reserves the right to set and increase monthly fees and/or daily and hourly rates for parking privileges from time to time during the Term of the Lease. Tenant shall be solely responsible for the cost of any "reserved parking" signs required for Tenant's reserved parking stalls within the parking structure. Landlord may assign any unreserved and unassigned parking spaces and/or make all or any portion of such spaces reserved, if Landlord reasonably determines that it is necessary for orderly and efficient parking. Failure to pay for the lease of any particular parking spaces may be treated by Landlord as a failure to pay rent as required under the Lease, and, in addition to all other remedies available to Landlord under the Lease, at law or in equity, Landlord may elect to recapture such parking spaces for the balance of the Term of this Lease if Tenant does not cure such failure to pay within the applicable cure period set forth in the Defaults and Remedies section of the Lease. Tenant's parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred, or otherwise conveyed, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. In any event, under no circumstances may Tenant's parking rights and privileges be transferred, assigned or otherwise conveyed separate and apart from Tenant's interest in the Lease.

      7. Existing Lease Obligation: The term of Tenant's existing lease with Landlord dated February 5, 1992 ('Existing Lease") for Suite 470 ("Existing Space"), effective upon the mutual execution of this Amendment, shall be extended at $1.40 per rentable square foot per month until the commencement of the Additional Premises Term, at which time the Existing Lease shall terminate and Tenant shall vacate and surrender the Existing Space to Landlord in the same condition as when Tenant took possession of the Existing Space, with the exception of reasonable wear and tear.

8. Right to Lease: (a) Subject to the terms of this Paragraph 8 and Paragraph 10 below, entitled "Options," Tenant shall have a continuing right to lease (the "Right to Lease") the approximately 1,400 rentable square feet on the third (3rd) floor of the Building depicted on Exhibit 'A" attached to this Amendment (the 'First Offer Space') to the extent the First Offer Space becomes available for le= to third parties after the expiration of any existing lease for such space during the Additional Premises Term, including the expiration of all renewal or extension options under such leases, and after the existing tenant or occupant vacates such space. Tenant's Right to Lease is subject and subordinate to the rights of all other existing tenants of the Building with prior rights relative to the First Offer Space or any portion thereof. Landlord's Economic Terms (as defined below) will be delivered to Tenant only after Landlord has appropriately notified and received negative responses from all other tenants with rights in the First Offer Space superior to Tenant's rights.

            (b) Promptly following written request ("Tenant Request") by Tenant (which may not be given more than twice in any twelve (12) consecutive month period), Landlord will give Tenant written notice of the availability of the First Offer Space and the date the existing tenant or occupant, if any, is expected to vacate such space ("Landlord's Availability Notice'). Within five (5) days following delivery of Landlord's Availability Notice, Tenant will have the right to, in writing, request from Landlord a written statement setting forth the basic economic terms, including, but not limited to, Landlord's determination of the Monthly Basic Rent, Tenant Improvement Allowance, if any, and all other economic terms and conditions (collectively, the "Economic Terms'), upon which Landlord is willing to lease the First Offer Space either to Tenant or to a third party. Such Economic Terms will represent Landlord's reasonable determination of the fair market rental rate for the First Offer Space determined by Landlord with reference to the parameters set forth in Paragraph 9(c) of this Amendment below.

(c) Within five (5) business days after receipt of the Economic Terms from Landlord, Tenant must give Landlord written notice pursuant to which Tenant shall elect to either (i) lease the First Offer Space upon such Economic Terms and the same non-Economic Terms as set forth in the Lease as amended hereby with respect to the Premises, or (ii) refuse to lease such First Offer Space. Tenant's failure to timely choose either clause (i) or clause
(ii) above will be deemed to be Tenant's choice of clause (ii) above.

(d) If Tenant chooses (or is deemed to have chosen) clause (c)(ii) above, then Tenant's Right to Lease the First Offer Space will be null and void until Tenant once again validly delivers to Landlord a Tenant Request, in which event, the procedures and sequences set forth above will be followed.
If Tenant exercises its Right to Lease as provided herein, the parties will promptly thereafter execute an additional amendment to the Lease to include the First Offer Space in the Premises and to document the lease terms thereof.

9. Option to Extend: (a) Subject to the terms of this Paragraph 9 and Paragraph 10, entitled "Options," Landlord hereby grants to Tenant an option (the "Extension Option') to extend the Additional Premises Term for an additional period of approximately thirty-three (33) months (the "Option Term") to be conterminous with the term of the Original Lease (which shall expire June 27, 2001), on the same terms, covenants and conditions as provided for in this Amendment during the Additional Premises Term, except that all economic terms such as, without limitation, Monthly Basic Rent, an Operating Expense Allowance, if any, parking charges, partially abated rent, etc., shall be established based on the "fair market rental rate' for the Additional Premises for the Option Term as defined and determined in accordance with the provisions of this Paragraph 9 below.

(b) The Extension Option must be exercised, if at all, by written notice ('Extension Notice') delivered by Tenant to Landlord no earlier than the date which is two hundred seventy (270) days, and no later than the date which is one hundred eighty (180) days prior to the expiration of the Additional Premises Term.

            (c) The term 'fair market rental rate' as used in this Amendment shall mean Landlord's reasonable and good faith determination of the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable Class "A" quality office building located in the Newport Beach-Irvine-Costa Mesa airport area ('Comparison Area') would accept, at arm's length (what Landlord is accepting in current transactions for the Building may be considered), for space comparable size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, free rent, free parking and any other lease concessions, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. The fair market rental rate will be an effective rate not specifically including, but accounting for, the applicable lease concessions described above.

(d) Landlord's determination of the fair market rental rate shall be delivered to Tenant in writing ("Landlord's Determination") within fifteen
(15) days following Landlord's receipt of the Extension Notice. If Tenant reasonably objects to Landlord's Determination, then Tenant shall have the right, by delivering written notice to Landlord within fifteen (15) days following Tenant's receipt of Landlord's Determination, to rescind Tenant's Extension Notice, in which event, Tenant's Extension Option shall be void and of no further force or effect.

10.   OPTIONS:

(a) Definition. As used in this Paragraph, the word "Option" has the following meaning:
        (i) The Right to Law Additional Space pursuant to Paragraph 8 herein; and

        (ii) The Extension Option pursuant to Paragraph 9 herein.

(b) Options Personal. Each Option granted to Tenant is personal to the original Tenant executing this Amendment and may be exercised only by the original Tenant executing this Amendment while occupying the entire Additional Premises without the intent of thereafter assigning the Lease as amended hereby or subletting the Additional Premises and may not be exercised or be assigned, voluntarily or involuntarily, by and person or entity other than the original Tenant executing this Amendment. The Options, if any, granted to Tenant under this Amendment are not assignable separate and apart from the Lease as amended hereby, nor may any Option be separated from the Lease as amended hereby in any manner, either by reservation or otherwise.

            (c) Effect of Default on Options. Tenant shall have no right to exercise any Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if W Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of the Lease as amended hereby (or if Tenant would be in such default under the Lease as amended hereby, but for the passage of time or the giving of notice, or both) as of Tenant's exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, or (H) Landlord has given Tenant two
(2) or mom notices of default, whether & ~~t such defaults are subsequently cured, during any twelve (12) consecutive month period of the Additional Premises Term.

      11. First Month's Rent and Security D=sit: Tenant shall deposit with Landlord the first,(lst) month's rent relative to the Additional Premises upon execution of this Amendment in the event Tenant vacates the Existing Space in accordance with the terms of the Existing Lease and Tenant is not otherwise in default under the Existing Lease, then Tenant's Security

Deposit of $3,045.00 held by Landlord under the Existing Lease will be applied to the total Security Deposit of $9,340.32 due with respect to the Additional Premises. The difference of $6,295.32 (or such appropriate greater amount, in the event some or all of the $3,045.00 Security Deposit is unavailable) shall be paid by Tenant to Landlord on or before the date Tenant takes occupancy of the Additional Premises.

12. Brokers: Landlord shall be responsible for the payment of a commission based upon the transactions contemplated in this Amendment to Meridian Pacific, in accordance with Landlord's separate agreement with said broker. If any additional claims for brokers' or finders.' fees in connection with the transactions contemplated by this Amendment arise, then Tenant hereby agrees to indemnify, protect, hold harmless and defend Landlord (with counsel satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord hereby agrees to indemnify, protect, hold harmless and defend Tenant (with counsel satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

      13. Refurbishment of Original Premises: Landlord hereby grants to Tenant the right to refurbish the Original Premises in accordance with the terms of Paragraphs 14 and 16 of the Original Lease and Rather in accordance with the space plan dated May 10, 1993 prepared by Gensler & Associates (with such modifications thereto as may be approved by Landlord in writing). Tenant shall be entirely responsible for the costs incurred by Landlord (or its contractor) in refurbishing the Original Premises (the "Original Premises Refurbishment Work"). Tenant shall reimburse Landlord for the costs of the Original Premises Refurbishment Work within ten (10) days following receipt of copies of invoices therefor. Such payments by Tenant shall. constitute additional rent due under the Lease as amended hereby. To the extent the costs of the Original Premises Refurbishment Work do not exceed $17,070.00, Tenant may elect to amortize such amount in the form of additional rent due under the Lease with respect to the Original Premises over the balance of the Original Lease term. Tenant acknowledges that the Original Premises Refurbishment Work will be conducted in the Original Premises while Tenant is in occupancy thereof and paying rent pursuant to the terms of the Lease. Although Landlord will use commercially reasonable efforts to minimize any interruptions to Tenant's business in the Original Premises as a result of the conduct of the Original Premises Refurbishment Work, Tenant acknowledges that interruptions or inconveniences may occur and agrees to hold Landlord harmless therefrom. No such interruptions or inconveniences shall constitute an eviction of Tenant from the Original Premises, whether constructive or otherwise and Tenant shall in any event be responsible for-paying Monthly Basic Rent relative to the Original Premises pursuant to and in accordance with the terms of the Lease.

14. No Other Modifications: The parties agree that Paragraphs 56, 58, 61 and 67 of the Original Lease are no longer of any force or effect.

      IN WITNESS THEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

'LANDLORD'                                            'TENANT'

KZ3,                                                  CRUTTENDEN & CO., INC.,
A California limited partnership                      A California Corporation

By:   KOLL VON KARMAN ASSOCIATES,
      a California general                            By:/s/Jeffrey L.
                                                      Guttfredson
      partnership, as Managing
      General Partner                                 Title: CFO


      By:   KOLL MANAGEMENT SERVICES, INC.,
            A Delaware Corporation
            As Agent

            By:/s/Barry A. Katz

            Its: Portfolio Mgr
                  [7/9/93]

DIAGRAM - EXHIBIT A TO AMENDMENT NO. 2 TO OFFICE BUILDING LEASE
8301 VON KARMAN AVE. - 3RD FLOOR PLAN

                                  EXHIBIT'B'
                            WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT ("Work Letter Agreement') is entered into as of the 3Oth day of June, 1993 by and between KZ3 a California limited partnership ("Landlord") and Cruttenden & Co., Inc., a California Corporation ('Tenant').

                              RECITALS:

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease amendment (the 'Lease') covering certain premises described in such am6ndment as the Additional Premises (the 'Premises") more particularly described in the Lease. All terms not defined herein shall have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are hereby incorporated herein by this reference.

B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

      1 .   TENANT IMPROVEMENTS.  Landlord shall construct and, except as provided below to the contrary, pay for the entire cost of constructing the tenant improvements ('Tenant Improvements') described in Schedule " 1 " attached hereto (the "Plans"). Tenant may request changes to the Plans provided that (a) the changes shall not be of a lesser quality than Landlord's standard specifications for tenant improvements for the Building, as the same may be changed from time to time by Landlord (the "Standards"); (b) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) the changes do not require building service beyond the levels normally provided to other tenants in the Building; (d) the changes do not have any adverse affect on the structural integrity or systems of the Building; (e) the changes will not, in Landlord's opinion, unreasonably delay construction of the Tenant Improvements; and (f) Landlord has determined in its sole discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Building. If Landlord approves a change requested by Tenant, then as a condition to the effectiveness of Landlord's approval, Tenant shall pay to Landlord upon demand by Landlord the increased cost attributable to such change as reasonably determined by Landlord. To the extent any such change results in a delay of completion of construction of the Tenant Improvements, then such delay shall constitute a delay caused by Tenant as described below. Landlord shall provide documentation to Tenant for Tenant's approval prior to commencement of the change order for any increased costs and changes.

      2. CONSTRUCTION OF TENANT IMPROVEMENTS: Upon Tenant's payment to Landlord of the total amount of the cost of any changes to the Plans, if any, Landlord's contractor shall commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Paragraph 4 below) and Force Majeure Delays (as described in Paragraph 5 below). Promptly upon the commencement of the Tenant Improvements, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction and Landlord may from time to time during construction of the Tenant Improvements modify such schedule. Improvements shall be completed in a good workmanlike manner and in accordance with manufacturers' standards.

      (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule or any schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement.

      (b)   Tenant's changes to the Plans;

      (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards;

      (d) any delay of Tenant in making payment to Landlord for Tenant's share of any costs in excess of the cost of the Tenant Improvements as described in the Plans; or

      (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services an behalf of Tenant.

      5.    FORCE MAJEURE DELAYS.   For purposes of this Work Letter, 'Force
Majeure Delays' shall mean any actual delay beyond the reasonable. control of Landlord in the construction of the Tenant Improvements, which is not a Tenant Delay and which is caused by, without limitation, any one or more of the following:

      (a)   Strikes or labor disturbances;

      (b)   War;

      (c)   Fire;

      (d)   Earthquake, flood or other natural disaster,

      (e) Unusual and unforeseeable delay not within the reasonable control of Landlord or its General Contractor or its General Contractor's subcontractors (excluding financial inability) in transportation of materials or equipment and the unavailability of reasonable substitutes therefor;

      (f)   Casualties; or

      (g) Governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), or injunction, permit appeal or court order requiring cessation of construction taking place in the Premises and/or the Building.

      6. FREIGHT ELEVATOR. Landlord shall, consistent with its obligation to other tenants in the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises. Tenant shall pay for any after-hours staffing of the freight elevator. The hours for use of freight elevator are during non-business hours which are before 7:00 a.m. and after 6:00 p.m., Monday through Friday, and before 8:00 a.m. and after 12:00 Noon on Saturday and all day Sunday.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have executed this Work Letter Agreement as of the date of the Lease.

'LANDLORD'                                      'TENANT'

K23,                                            CRUTTENDEN & CO., INC.,
A California limited partnership             A California Corporation

By:  KOLL VON KARMAN ASSOCIATES,             By:/s/Jeffrey L. Guttfredson
a California general
partnership, as Managing                Title: CFO
General Partner

 By:  KOLL MANAGEMENT SERVICES, INC.,
      A Delaware Corporation
      As Agent for the Managing
      General Partner

      By:/s/Barry A. Katz

      Its: Portfolio Mgr

 DIAGRAM - FLOOR PLAN
 EXHIBIT B TO AMENDMENT NO. 2 TO OFFICE BUILDING LEASE - Page 1 of 2

 CHART - PRICING NOTES
 EXHIBIT B TO AMENDMENT NO. 2 TO OFFICE BUILDING LEASE - Page 2 of 2

                     BASEMENT RENTAL AGREEMENT

THIS AGREEMENT is made and entered into on July 15, 1993 by and between KZ3 (hereinafter referred to as "Landlord") and Cruttenden & Co., Inc. (hereinafter referred to as "Tenant").

Tenant desires to lease from Landlord certain Areas specifically known as "9", "10" and "11", consisting of approximately 86 square feet, 86 square feet, and 92 square feet respectively, located in the basement of the building at 18301 Von Karman Avenue, Irvine, California, for the purpose of storage.

In consideration of the covenants and promises each to the other made herein, the parties hereto agree as follows:

1. PREMISES: Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord a total of approximately 264 square feet of storage space.

2. TERM: This Agreement shall commence July 26, 1993 and continue on a month-tomonth basis; cancellable by either party with thirty (30) days prior written notice.

3. RENT: Tenant agrees to pay to Landlord as rental for the premises described in paragraph 1 herein the sum of $264.00 per month for the space, payable on or before the first day of each and every calendar mouth during the term hereof; however, the first month's rent shall be prorated in the event the premises are not occupied on the fint day of the Lease calendar month.

      3.1 Rent Default: If Tenant has not paid the rent by the tenth (10th) day of the month, said amount is deemed delinquent and will be interest-bearing at the rate of 10% per annum retroactive to the first day of the month for which the rent has not been paid.

      4.    IMPROVEMENTS: Tenant agrees to take space in an "as is" basis.

 5. DEFAULT: The occurrence of either of the following events shall constitute a material default and breach of this Lease by Tenant
 (permitting Landlord, at Landlord's option, to terminate this Agreement):

 (a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of three (3) days after written notice thereof from Landlord to tenant.

 (b) The failure by Tenant to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (a) above, where such failure shall continue for a period of ten
 (10) days after written notice thereof from Landlord to Tenant.

 6. INSURANCE: Landlord does not have personal property damage insurance covering Tenant's property. Landlord shall not be liable to Tenant, or to any other person, for any damages on account of loss, damage or theft to personal property, except for any damages caused by the gross negligence of Landlord its employees or agents.

 7.    ENTIRE AGREEMENT, MERGER AND WAIVER: This Basement Rental
Agreement expresses and contains the entire agreement of the parties hereto and there are no warranties, representations or agreements between them except as herein contained. This Agreement may not be modified, amended or supplemented except by a document in writing signed by both Landlord and Tenant. No consent given or waiver made by Landlord of any breach by Tenant of any provision of this Agreement shall operate or be construed in any manner as a waiver of any other provision.

8. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

9. NOTICE TO LESSOR: Any notice to Landlord regarding a breach of this Agreement or termination thereof shall be sent to Landlord at:

              18500 Von Karman Avenue, Suite 120, Irvine, CA 92715

LANDLORD

KZ3
A California Limited Partnership

By:   KOLL VON KARMAN
      ASSOCIATES,
      A California general
      partnership, as Managing
      General Partner

      By:/s/Barry A. Katz
      Its: Portfolio Mgr

TENANT

CRUTTENDEN & CO., INC.
A California Corporation

By: /s/Jeffrey L. Guttfredson
Title: CFO

                     SATELLITE ANTENNA LICENSE AGREEMENT

This Satellite Antenna License Agreement ('Agreement') is made as of the 1st day of April, 1994 by and between KZ3, a California Corporation
('Licensor'), and Cruttenden & Company, Inc., a California Corporation ("Licensee").

                                   RECITALS

Licensor is the owner of certain real property located at 18301 Von Karman Avenue, Irvine, CA 927 15 ("Property"), and the office building situated thereon ("Building").

Licensee is a tenant of Licensor pursuant to that certain Office Building Lease dated March 8, 1991 and Licensee desires to obtain permission to place a satellite antenna on the roof of the Building.

The parties agree that Licensee's right to perform certain acts on Licensor's property is upon and subject to the terms, covenants, and conditions herein set forth, and Licensee covenants as a material part of the consideration for this License to keep and perform each and all said terms, covenants, and conditions and the parties further agree that this License is made upon condition of such performance.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth the parties hereto agree as follows:

1. INCORPORATION OF RECITALS. The foregoing Recitals are incorporated herein by this reference.

2. GRANT OF LICENSE. Licensor hereby grants Licensee a license to place on the roof oi the Building a satellite antenna the specifications for which are described in Exhibit "A" to this Agreement ('Satellite Antenna'). The Satellite Antenna shall be installed on the roof of the Building at the location and in the manner described in Exhibit "B" to this Agreement.

3. TERM This Agreement is terminable at will upon thirty (30) days written notice by Licensor to Licensee.

4. DESCRIPTION OF LICENSE. This Agreement shall not be construed as a lease, nor as a grant to Licensee of any present or any fit= right or interest in the Property or Building, nor shall the expenditure of any sum of money by Licensee for the purchase or lease of the Satellite Antenna, for the installation thereof on the Building or for any fee paid to Licensor pursuant to this Agreement be construed as granting Licensee any right to continue this License against Licensor's will. In the event Licensor elects, in its sole and absolute discretion, to terminate this license, Licensee hereby assumes any and all risks associated with the cost of installation, removal, or restoration of the Building or any other related cost or inconvenience resulting therefrom. Licensee agrees not to enter into any agreements with any other entity or person where such agreement may contain either express or implied terms with respect to any right or obligation to maintain or continue this Agreement. Licensee agrees to indemnify and hold

Licensor free and harmless from and against any obligation to any party which may claim any right as to the maintenance of the Satellite Antenna, or the receipt of any signal received therefrom.

5. ASSIGNMENT. This License is personal to the Licensee. It is not assignable and any attempt to assign this License will render it null and void.

6. LICENSE FEE. Licensee agrees to pay Licensor $100.00 per month License Fee") for each satellite for every month of the first year in which this License is in effect. Said fee is due on the first day of each month. Licensor reserves the right to increase the License Fee after one year and upon thirty (30) days written notice to Licensee. Amount shall not exceed ten percent (10%) per year over initial lease term.

  7. INCLUSION OF OTHER USERS. Licensor and Licensee agree that the signalwhich is to be received by the Satellite Antenna may be one which other tenants located in the Building may be interested in receiving. In the event that any other tenant of the Building desires to obtain said signal, Licensee agrees to provide said signal to any such tenant for the same fee as the license fee set forth above in Paragraph 6 or such adjusted fee as it may charge from time to time pursuant to agreement between Licensor and Licensee. If the license fee set forth above in Paragraph 6 or such adjusted fee is not sufficient to cover maintenance costs associated with the operation of the Satellite Antenna, Licensee may charge a reasonable fee to such tenant to cover a proportionate share of such costs. Licensee shall pay to Licensor one-half of any such fee paid to it by any other tenant pursuant to this Paragraph 7. Licensee shall be responsible for all costs associated with the use or receipt of the signal by any other tenant.

 8. MAINTENANCE AND REPAIR. Licensee shall be solely responsible for the costs of installing and painting to blend with existing roof and mechanical equipment screen, maintaining and repairing the Satellite Antenna. Additionally, Licensee shall upon the removal of the Satellite Antenna repair and restore the roof and any other affected portions of the Building to their original condition prior to the installation of the Satellite Antenna, including but not limited to the removal of any' and all cables and the repair and restoration of the Building caused thereby. Licensor in its sole discretion shall have the right upon the termination of this License to require that all cables installed by Licensee in and through the Building in connection with the installation and use of the Satellite Antenna be left in place and abandoned to the benefit of Licensor. In the event that Licensor elects abandonment of such cable, Licensor shall pay to Licensee the sum of one dollar ($1.00) as payment in full for purchase of all cables, connectors, and other equipment pertinent to the installation of the Satellite Antenna.

9. INSURANCE. Licensee agrees to reimburse Licensor for any additional cost of insurance attributed to the installation of the Satellite Antenna on the Building. Additionally, Licensee shall maintain Broad Form General Liability Insurance, covering both property and liability, covering the Satellite Antenna in the minimum amount of $1,000,000.00 Proof of said insurance shall be provided to

      Licensor before commencement of the installation of the Satellite Antenna. Licensor shall be named as an additional insured on said insurance.

10. UTILITIES. Licensee shall provide all utilities necessary for the Satellite
  Antenna at its own cost and expense, and shall pay for the maintenance and service of said utilities.

11. GOVERNMENTAL APPROVALS. Licensee shall obtain all governmental approvals and permits required for the installation of the Satellite Antenna and shall submit same to Licensor prior to the installation of the Satellite Antenna.

12. NOTICE BEFORE INSTALLATION. Licensee shall pay when due all claims for labor or materials furnished or alleged to have b~en furnished and give Licensor not less than five (5) business days notice prior to the commencement of any work at the Building. Licensor shall have the right to post notices of non-responsibility in or on the Building as provided by law.

13. REMOVAL. Upon termination of this License for any reason whatsoever, at the
  Licensor's option, Licensee shall remove the Satellite Antenna, cables and all other improvements associated therewith at Licensee's own cost and expense, and Licensee shall repair any damage to the Building occasioned by the installation or removal thereof If Licensee fails to perform its obligations pursuant to this Paragraph 13, Licensor may, at its option, perform Licensee's obligations and put the same in good order and repair and upon demand, Licensee will reimburse Licensor for such expenses with interest at the maximum legal rate.

14. INDEMNIFICATION. Licensee shall indemnify and hold harmless Licensor against and from any and all claims arising from the Satellite Antenna, related improvements, grant of rights or exercise thereof, under this License, including operation of the Satellite Antenna, and electrical power interruptions caused by the Satellite Antenna or its use. Licensee shall further indemnify and hold harmless Licensor against and from any and all claims arising from any breach or default in the performance of any obligation on Licensee's part to be performed under the terms of this License, or arising from any act, neglect, fault or omission of the Licensee from and against all costs, including attorney's fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Licensor by reason of any such claim, Licensee, upon notice from licensor, shall defend the same at Licensee's expense by counsel satisfactory to Licensor. Licensee, as a material part of the consideration to Licensor, hereby assumes all risk of damage to property or injury to person in, upon or about the Building and the Satellite Antenna from any cause whatsoever.

15. ENTIRE AGREEMENT. This instrument contains the entire agreement between the parties relating to their respective rights and obligations. Any oral representations or modifications concerning this instrument shall be of no force in effect. Any subsequent modification must be in writing, signed by all the parties.

  16. ATTORNEYS' FEES. In the event of any controversy, claim or dispute relating to this instrument, the License, or breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and all costs of suit.

17. SEVERABILITY. Any provision of this License which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

18. WAIVER. The waiver by Licensor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other t=, covenant or condition herein contained, nor shall any custom or practice which may transpire between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Licensor to insist upon the performance by Licensee in strict accordance with said terms. The subsequent acceptance of the License Fee by Licensor shall not be deemed to be a waiver of any preceding breach by Licensee of any term covenant or condition of this License other than the failure of Licensee to pay the particular License Fee so accepted, regardless of Licensor's knowledge of such preceding breach at the time of acceptance of such fee.

19. TIME. Time is of the essence with respect to the performance of every provision of this License.

LICENSOR                                        LICENSEE
KZ3                                             CRUTTENDEN & CO., INC.
A California Limited Partnership                A California Corporation




BY:   KOLL VON KARMAN                           BY:/s/Jeffrey L. Guttfredson
      ASSOCIATES,
      A California General                      ITS: Senior Vice President
      Partnership, as Managing
      General Partner

BY:/s/Barry A. Katz

ITS: Vice President

                          BASEMENT RENTAL AGREEMENT

THIS AGREEMENT is made and entered into on April 1, 1994 by and between KZ3 (hereinafter referred to as "Landlord") and Cruttenden & Co. Inc.
(hereinafter referred to as "Tenant").

Tenant desires to lease from Landlord certain Areas specifically known as Space "8" consisting of approximately 37 square feet located in the basement of the building at 18301 Von Karman Avenue, Irvine, California, for the purpose of storage.

In consideration of the covenants and promises each to the other made herein, the parties hereto agree as follows:

1. PREMISES: Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord a total of approximately 37 square feet of storage space.

2. TERM: This Agreement shall commence January 1, 1994 and continue on a month-tomonth basis; cancellable by either party with thirty (30) days-prior written notice.

3. RENT: Tenant agrees to pay to Landlord as rental for the premises described in paragraph I herein the sum of $37.00 per month for the space, payable on or before the first day of each and every calendar month during the term hereof; however, the first month's rent shall be prorated in the event the premises are not occupied on the first day of the Lease calendar month.

3.1 Rent Default: If Tenant has not paid the rent by the tenth (I 0th) day of the month, said amount is deemed delinquent and will be interest-bearing at the rate of 10% per annum retroactive to the first day of the month for which the rent has not been paid.

4. IMPROVEMENTS: Tenant agrees to take space in an "as is" basis.

5. DEFAULT: The occurrence of either of the following e vents shall constitute a material default and breach of this Lease by Tenant (permitting Landlord, at Landlord's option, to terminate this Agreement):

(a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure continues for a period of three (3) days after written notice thereof from Landlord to tenant.

(b) The failure by Tenant to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (a) above, where such failure shall continue for a period of ten
(10) days after written notice thereof from Landlord to Tenant.

6. INSURANCE Landlord does not have personal property damage insurance covering Tenant's property. Landlord shall not be liable to Tenant, or to any other person, for any damages on account of loss, damage or theft to personal property, except for any damages caused by the gross negligence of Landlord its employees or agents.

7. ENTlRE AGREEMENT, MERGER AND WAIVER: This Basement Rental Agreement expresses and contains the entire agreement of the parties hereto and there are no warranties, representations or agreements between them except as herein contained. This Agreement may not be modified, amended or supplemented except by a document in writing signed by both Landlord and Tenant. No consent given or waiver made by Landlord of any breach by Tenant of any provision of the Agreement shall operate or be construed in any manner as a waiver of any other provision.

8. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

9. NOTICE TO LESSOR: Any notice to Landlord regarding a breach of this Agreement or termination thereof, shall be sent to Landlord at.

             18500 Von Karman Avenue, Suite 120, Irvine, CA 92715

LANDLORD                                  TENANT
KZ3                                       CRUTTENDEN & CO., INC.
A California Limited Partnership          A California Corporation

By:   KOLL VON KARMAN                     By:/s/Jeffrey L. Guttfredson
      ASSOCIATES,
      A California general                Its: Senior Vice President
      partnership, as Managing
      General Partner

      By:/s/Barry A. Katz

      Its: Vice President

                   AMENDMENT NO. 3 TO OFFICE BUILDING LEASE

      THIS AMENDMENT NO. 3 TO OFFICE BUILDING LEASE ("Amendment) is made as of this 15th day of May, 1995, by and between 18301 Associates, L.P., a California limited partnership (successor in interest to KZ3, a California limited partnership) ('Landlord), and
Cruttenden Roth, Inc., a California corporation (successor in interest to Cruttenden & Co.. Inc., a California corporation) ("Tenant"), with reference to the facts set Forth in the Recitals below.

                                   RECITALS


      A. Tenant and Landlord are parties to that certain Office Building Lease dated March 8, 1991 (the "Original Lease") Amendment No. 1 thereto dated June 28, 1991, pursuant to which Landlord leased to Tenant approximately 11,732 rentable square feet of space on the ground floor, and Amendment No. 2 thereto, dated June 30, 1993, pursuant to which Landlord leased to Tenant approximately 5,307 rentable square feet of space on the third (3rd) floor (the "Original Premises") of that certain office building located in Irvine, California, commonly known as 18301 Von Karman Avenue (the "Building"). The Original Premises presently leased by Tenant consists of approximately 17,039 rentable square feet and is commonly known as Suite 100 and Suite 300.

      B. The Original Lease, as amended by Amendment No. 1 and Amendment No. 2 shall hereafter be collectively referred to as the "Lease."
Capitalized terms not defined herein have the meanings given to such terms in the Lease.

      C. Landlord and Tenant desire to further amend the Lease to expand the Original Premises as hereinafter provided.

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Description of Premises: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon all of the terms and conditions of the Lease as amended hereby an additional approximately 1,412 rentable square feet (1,236 usable square feet) on the third (3rd) floor of the Building, commonly known as Suite 360 ("Additional Premises"), making the total area leased by Tenant, pursuant to the Lease as amended hereby, approximately 18.451 rentable square feet (collectively, the "Now Premises"). The Additional Premises is more particularly described and shown on Exhibit"A" which is attached hereto and made a part hereof by this reference. Except as otherwise set forth in this Amendment all references in the Lease to the term "Premises" shall mean the New Premises, including the Additional Premises.

      2. Term and Commencement Date: The term for the Additional Premises shall be for a forty-two (42) month period, commending on May 15, 1995, and terminating forty-two (42) months thereafter on November 14, 1998 (the "Additional Premises Term").

      3. Annual Basic Rent Effective as of the commencement of the Additional Premises Term, and continuing for the duration of the Additional Premises Term, and notwithstanding anything to the contrary contained in the Lease, the Monthly Basic Rent for the Additional Promises during the Additional Promises Term shall be as follows:

      Months 1-42:      $1.45/rentable square foot/month;
                        $2,047.40/month

      4. Operating Expense and Tenant's Percentage: The Operating Expense Allowance for the Additional Premises shall be Tenant's Percentage of actual Operating Expenses for the Additional Premises for the 1993 calendar year. Tenant's Percentage for the Additional Premises shall be .6423%.

      5. Delivery of Possession of Premises to Tenant: Provided this Amendment is fully executed and delivered, Landlord shall deliver possession of the Promises no later than May15, 1995.

      6. Parking: Effective as of the commencement of the Additional Premises Term, parking for the Additional Promises shall be provided pursuant to and in accordance with the following:

            Unreserved Employee Parking: So long as the Lease as amended hereby is in effect, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord rive (5) unreserved employee parking spaces for the Additional Premises, As consideration for the use of such unreserved parking spaces, Tenant agrees to pay to Landlord, as additional rent under the Lease, the prevailing parking rate (currently $S5.00 per stall per month) for each such unreserved parking space as established by Landlord from time to time. Tenant agrees to pay Landlord the additional rent for such unreserved parking spaces monthly, concurrently with each monthly payment of Monthly Basic Rent. All unreserved employee parking spaces will be made available to Tenant, its employees and all other tenants and employees of the Development entitled to use such parking facilities, on a non-exclusive, in-common basis. Despite the foregoing to the contrary, and so long as Tenant is not in default under the Lease as amended hereby, Tenant's parking rent shall be reduced to Thirty and 00/100 Dollars ($30.00) per space per month for all five (5) unreserved parking stalls applicable to the Additional Premises.

      7. Tenant Improvements: Landlord, at its sole cost and expense, shall provide tenant improvements (the"Tenant Improvements") for the Premises as set forth on Exhibit "B" attached hereto. Said Tenant Improvements shall be installed at a time which is mutually agreed upon between Landlord and Tenant Landlord shall not initially install the "cased opening" between Suites 300 and 360. Tenant shall have the option to have Landlord install said opening by providing Landlord with no less than thirty
(30) days prior written notice of such request should Tenant find that the installation of such opening is desirable to Tenant.

            Tenant hereby acknowledges that Landlord shall install the Tenant Improvements while Tenant is in occupancy of the Premises, therefore, although Landlord shall use commercially reasonable efforts to minimize inconvenience to Tenant, Tenant agrees to hold Landlord and its contractors harmless from any damage or inconvenience caused to Tenant as a result of such construction activity, unless Landlord or its contractors are grossly negligent.

      8. Option to Extend: Tenant shall be granted the same option to extend for the Additional Premises described herein as set forth in paragraph 9 (and subject to paragraph 10) of Amendment No. 2.

      9. First Month's Rent and Security Deposit: Upon execution of this Amendment, Tenant shall deposit with Landlord the first (1st) month's rent relative to the Additional Premises and an additional security deposit for the Additional Premises in the amount of Two Thousand Two Hundred Fifty-Two and 14/100 Dollars ($2,252.14) which shall be held in accordance with the terms of the lease.

      10. Hazardous Materials: (a) Definitions. (1) "Hazardous Materials" shall mean any substance: (i) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance. pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section9601 et seq, and the Resource Conservation and Recovery Act, 42 U.S.C. Section6901 et seq., or (ii) that is toxic, explosive, corrosive, flammable. radioactive~ve, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

            (2.) 'Environmental Requirements" shall mean all present and future laws, orders, permits, licenses, approvals. authorizations and other requirements of any kind applicable to Hazardous Materials.

            (3) "Handle' shall mean any installation, handling, generation, storing. treatment, use, disposal, discharge, release, manufacture, refinement. presence, migration, emission, abatement, removal. transportation, or any other activity of any type in connection with or involving Hazardous Materials by Tenant or its agents, employees.
contractors. licensees, assignees, sublessees or representatives
(collectively, "Representatives') or its guests, customers, invitees, or visitors (collectively, "Visitors").

            (4) "Environmental Losses" shall mean all costs and expenses of any kind, damages, foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of an compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

      (b) Tenant's Covenants. No Hazardous Materials shall be Handled at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlords requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as cooler fluids and cleaning supplies, may be used and stored at the Premises without Landlord's prior written consent. Tenant's activities at or about the Premises and Property and the Handling of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease. Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling of Hazardous Materials, Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors. and all of Tenants obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

      (c) Compliance. Tenant covenants and warrants that it shall. at its own expense, promptly take all actions required by any governmental agency or entity in connection with the Handling of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filling all required reports or plans. All of the foregoing work and all Handling of all Hazardous materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with Landlord's use, operation, leasing and sale of the Property and other tenants' quiet enjoyment of their premises in the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans. notices, and all other documents relating to the, Handling of Hazardous Materials at or about the Promises or Property. Tenant shall remove, at its own expense, by bond or otherwise all liens or charges of any Kind filed or recorded against the Premises or Property In connection with the Handling of Hazardous Materials, within ten (20) days after the filing or recording of such lien or charge and if Tenant fails to do so, Landlord shall have the right, but not the obligation, to remove the lien or charge at Tenants expense in any manner Landlord deems expedient.

      (d) Landlord's Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant' s compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so, Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Promises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any' interference caused thereby.

      (e) Tenant's Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners and their directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including reasonable attomeys' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling of Hazardous Materials at or about the Premises or Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

      11. Brokers. Landlord shall not be responsible for the payment of a commission based upon the transaction contemplated in this Amendment to any real estate broker claiming to represent Tenant if any claims for brokers' or finders' fees in connection with the transactions contemplated by this Amendment arise, then Tenant hereby agrees to indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord hereby agrees to indemnify, protect, hold harmless and defend Tenant (with counsel reasonably satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



'TENANT'                                        'LANDLORD'

CRUTTENDEN ROTH, INC.,                          18301 Associates, L.P.,
a California corporation                        A California limited
                                                partnership
                                                By:   Opportunity Capital
                                                      Partners, L.P.,
By: /s/Walter Cruttenden                              a California limited
                                                      partnership
                                                      General Partner
Print Name: Walter Cruttenden
                                                      By:  Office
Opportunity Corporation,
Print Title: Chairman                                a California corporation,
                                                           General Partner

                                                            By: /s/William
Wilson III

                                                            Date: 5/22/95

                                                            By: /s/R.
Matthew Moran

                                                            Date: 5/22/95

DIAGRAM - Koll Center Irvine, Apple Computer Building
EXHIBIT "A" - Amendment No. 3

DIAGRAM OF PREMISES
EXHIBIT "B" - Amendment No. 3

                   AMENDMENT NO. 4 TO OFFICE BUILDING LEASE

      This AMENDMENT NO. 4 TO OFFICE BUILDING LEASE ("Fourth Amendment") is made as of October _, 1995, by and between 18301 Associates, L.P., a California limited partnership (successor in interest to KZ3, a California limited partnership, "Landlord"), and CRUTTENDEN ROTH INCORPORATED, a California corporation (successor in interest to Cruttenden & Co., Inc., a California corporation; "Tenant"), with reference to the facts set forth in the Recitals below.

                                   RECITALS

      A. Tenant and Landlord are parties to that certain Office Building Lease dated March 8, 1991 (the "Original Lease"), pursuant to which Landlord leased to Tenant approximately 11,732 rentable square feet of space on the ground floor ("Suite 100") of the office building at 18301 Von Karman Avenue in Irvine, California (the "Building"), Amendment No. I dated June 17, 1992 (the "First Amendment"), pursuant to which the parties confirmed the commencement and expiration dates of the term of the Original Lease, Amendment No. 2 dated June 30, 1993 (the "Second Amendment"), pursuant to which Landlord leased to Tenant approximately 5,307 rentable square feet of space on the third floor of the Building ("Suite 300"), and Amendment No. 3 dated May 15, 1995 (the 'Third Amendment'), pursuant to which Landlord leased to Tenant approximately 1,412 rentable square feet of additional space on the third floor of the Building ("Suite 360"). The Original Lease. as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to below as the "Lease." Capitalized terms not defined herein have the meanings given to such terms in the Lease.

      B. Landlord and Tenant desire further to amend the Lease to provide for further expansion of the Premises by approximately 13,622 net additional rentable square feet, by adding all of the office space on the seventh floor of the Building (approximately 20,341 rentable square feet; "Suite 700") to the Premises and deleting Suite 300 (approximately 5.307 rentable square feet) and Suite 360 (approximately 1,412 rentable square feet) from the Premises, and to clarify and amend certain provisions of the Lease in conjunction therewith, all as set forth below.

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and agreements contained herein. and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      1. Addition of Suite 700. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon and subject to all of the terms, conditions and provisions of the Lease as amended by this Fourth Amendment, an additional 20,341 rentable square feet of space on the seventh floor of the Building, as more particularly described and shown on Exhibit "A" which is attached hereto and made a part hereof by this reference ("Suite 700").

      2. Term With Respect to Suite 700. The term of the Lease with respect to Suite 700 shall commence on the date Landlord's Work in Suite 700 is substantially completed as provided in the Construction Rider attached hereto as Exhibit "B" and made a part hereof this reference (or, in the event of any "Tenant Delays," as defined in the Construction Rider, the date on which Landlord's Work could have been substantially completed had there been no such Tenant Delays), or on any earlier date an which Tenant commences operation of Tenant's business in Suite 700 (the "Suite 700 Commencement Date"), and shall expire upon expiration of the term of the Lease on June 27, 2001 (subject to extension or sooner termination as provided in the Lease). During the term of the Lease with respect to Suite 700, Suite 700 shall be included in the "Premises" for all purposes under the Lease (including, without limitation, Tenants Option to Extend as provided in Paragraph 59 of the Original Lease).

      3. Adjustment of Annual Basic Rent. Effective commencing on (and including) the Suite 700 Commencement Date, and continuing throughout the remainder of the initial term of the Lease thereafter (through June 27, 2001), in addition to the Annual Basic Rent provided for in the Lease with respect to Suite 100 (and, subject to termination as provided below, for Suite 300 and Suite 360), Tenant shall pay $31,528.55 ($1.55 per rentable square foot) per month as additional Monthly Basic Rent for Suite 700.

      4. First Month's Rent: Additional Security Deposit. Upon execution of this Fourth Amendment, Tenant shall pay $33,958.55 on account of the first month's rent (including parking charges) for Suite 700 and deposit with Landlord an additional $23,986.09 security deposit to be added to the existing security deposit pursuant to Paragraph 7 of the Lease. Provided that Tenant vacates Suite 300 and Suite 360 as provided below and is not otherwise in default under the Lease, then the $9,340.32 security deposit held by Landlord pursuant to the Second Amendment and the $2,252.14 security deposit held by Landlord pursuant to the Third Amendment (a total of $11,592.46) shall be applied to the total additional security deposit of $35,578.55 which Tenant agrees to make in connection with Tenant's lease of Suite 700 pursuant to this Fourth Amendment.

      5. Remodeling Work. As soon as may be reasonably practicable after execution of this Fourth Amendment, Landlord shall cause Landlord's contractor to modify the existing improvements in Suite 700 and to perform certain other work in Suite 700 ("Landlord's Work") as provided in the Construction Rider. Landlord currently anticipates that Landlord's Work will be substantially completed on December 26, 1995. Tenant shall be responsible for any structural modifications or engineering required in connection with Tenant's use of the Premises or any work or proposed work in Suite 700 (but the cost of any such engineering required in connection with Landlord's Work shall be subject to the S70,000 remodeling allowance provided by Landlord as provided above). To the best of Landlord's knowledge, the improvements and modifications currently proposed by Tenant (and included in Landlord's Work) will not require structural modifications or engineering, other than that reflected in the preliminary pricing previously delivered to Tenant.

      6. Deletion of Suite 300 and Suite 360. As soon as may be reasonably practicable (and in all events within 30 days) after the Suite 700 Commencement Date, Tenant shall vacate and surrender Suite 300 and Suite 360 and the Lease with respect to Suite 300 and Suite 360 shall terminate (with the same force and effect as if the term of the Lease with respect to Suite 300 and Suite 360 were amended to expire on such date instead of November 14, 1998) and Tenant shall have no right or option to extend with respect to Suite 300 or Suite 360.

      7. Parking. Effective commencing on the Suite 700 Commencement Date (and continuing throughout the term of the Lease thereafter). Landlord shall provide parking as set forth in Paragraph 57 of the Original Lease, subject to the provisions of Paragraph 6 of the Second Amendment and Paragraph 6 of the Third Amendment, except that Tenant shall no longer be entitled to the number of unreserved and reserved parking spaces or the abatement of parking charges provided for in the Second Amendment with respect to Suite 300 or in the Third Amendment with respect to Suite 360, but shall instead be provided with parking for Suite 700 as set forth below.

            (a) Unreserved Employee Parking. Landlord shall lease to Tenant an additional 81 unreserved employee parking spaces for which Tenant shall pay as additional rent on a monthly basis $30.00 per stall per month from (and including) the Suite 700 Commencement Date through the day preceding the third anniversary of the Suite 700 Commencement Date and $50.00 per stall per month throughout the initial term thereafter.

            (b) Additional Unreserved Employee Parking. Additionally, Cruttenden Roth Incorporated, so long as it continues to occupy all of the Premises free from any assignment, sublease or other transfer of any of Tenant's interest in the Lease as amended by this Fourth Amendment and is not in breach or default beyond any applicable cure periods (it being intended that these additional parking rights are strictly personal to Cruttenden Roth Incorporated and not transferable to or exerciseable by or for the benefit of any transferee), shall have the right on an as-needed basis, to lease up to a total of 27 additional unreserved spaces at the same rates as provided in clause (a) above, provided, however, that Landlord at any time and from time to time may terminate Tenant's rights with respect to all or any portion of these 27 additional spaces if needed to accommodate other tenants or to stay within parking allocations made to Landlord by the Koll Center Irvine Southwest Owners Association, all as determined by Landlord in Landlord's sole and absolute discretion.

            (c) Reserved Employee Parking. Landlord shall lease to Tenant an additional three reserved employee parking spaces for which Tenant shall pay as additional rent on a monthly basis $115.00 per stall per month; provided, however, that so long as Tenant is not in default (beyond any applicable cure periods) under the Lease as amended by this Fourth Amendment, the parking charges for these three reserved spaces shall be abated for the initial term.

            (d) Parking Charges During Extended Term. If Tenant exercises Tenant's Option to Extend pursuant to Paragraph 59 of the Original Lease, Tenant Shall during the extension term pay prevailing parking rates (as such rates may change from time to time) for all parking allocated to Tenant under the Lease as amended by this Fourth Amendment.

      8. Brokerage Commissions. Following execution and delivery of this Fourth Amendment, and within 30 days after the Suite 700 Commencement Date, Landlord shall pay Tenant's broker, EQUIS, a commission equal to the sum of
(x) two percent (2%) of the difference between the Base Rental payable for Suite 700 for the first five years following the Suite 700 Commencement Date and the remaining Base Rental that would have been payable for Suite 300 and Suite 360 if the Lease was not being terminated early with respect to Suite WO and Suite 360 as provided above; plus (y) one percent (1%) of the Base Rental for Suite 700 for the period from the fifth anniversary of the Suite 700 Commencement Date through

June 27,2001. if any other claims for brokers' or finders' fees in connection with the transactions contemplated by this Fourth Amendment arise, then Tenant shall indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord agrees to indemnify. protect hold harmless and defend Tenant (with counsel reasonably satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

      9. Operating Expenses and Tenant's Percentage. The Operating Expense Allowance for Suite 700 shall be Tenant's Percentage for Suite 700 of actual Operating Expenses for the 1996 calendar year. Tenant's Percentage for Suite 700 shall be 9.264% (the 20,341 square foot rentable area of Suite 700, divided by the total rentable area of the Building), In addition, Tenant shall continue to pay Tenant's Percentage of the Operating Expenses paid or incurred by Landlord in excess of the Operating Expense Allowance for Suite 100 as provided in the Original Lease (with Operating Expenses determined by Generally Accepted Accounting Practices, calculated assuming the Building is 100% fully occupied, and calculated for a full year of operation, as provided in the Original Lease), except that the exclusions from Operating Expenses set forth in Paragraph 66 of the Original Lease shall be modified as follows:

            (i)The sixth bulleted subparagraph at the bottom of page 11 of the Rider to the Original Lease (the "Rider") shall be modified to read as follows: "Services provided, taxes attributable to, and costs incurred in connection with the operation of any retail or restaurant facilities in the Building, except to the extent that such services, taxes or costs are consistent with the services, taxes and costs incurred in connection with office space uses in the Building."

            (ii) The last sentence of the final bulleted subparagraph of Paragraph 66, on page 15 of the Rider (provisions concerning certain service contracts) shall be deleted.

            (iii) For purposes of determining Tenant's Percentage of the Operating Expenses paid or incurred by Landlord in excess of the Operating Expense Allowance for Suite 700, the sixth bulleted subparagraph on page 13 of the Rider (concerning additional insurance costs) shall be inapplicable (but such provisions shall continue to apply for purposes of determining Tenant's Percentage of the Operating Expenses paid or incurred by Landlord in excess of the Operating Expense Allowance for Suite 100).

            (iii) For purposes of determining Tenant's Percentage of the Operating Expenses paid or incurred by Landlord in excess of the Operating Expense Allowance for Suite 700, the final bulleted subparagraph of Paragraph 66, beginning on page 14 of the Rider and continuing onto page 15 of the Rider (providing for certain 'caps" on Operating Expenses) shall be inapplicable (but such provisions shall continue to apply for purposes of determining Tenant's Percentage of the Operating Expenses paid or incurred by Landlord in excess of the Operating Expense Allowance for Suite 100).

      10. Provisions of Lease No Longer Applicable. Except only as otherwise provided to the contrary in this Fourth Amendment, the provisions of the Second Amendment (other than Paragraph 14 of the Second Amendment concerning certain provisions of the Original Lease no longer of any force or effect), and the provisions of the Third Amendment (other than Paragraph

10 of the Third Amendment concerning Hazardous Materials), are no longer applicable and are no longer of any force or effect. Tenant shall have no further Option to Expand or other right to lease additional space of any kind. Tenant's only remaining option is the Option to Extend pursuant to Paragraph 59 of the Original Lease, as amended by this Fourth Amendment.

      11. Clarification of Certain Lease Provisions. Paragraph 63 of the Original Lease (concerning refurbishment of the Premises) shall apply with respect to Suite 100 as provided in the Lease, but shall not apply with respect to Suite 700). Notwithstanding any provisions in the Lease to the contrary, Tenant acknowledges that the rentable area of the Building, the rentable area of Suite 100, the rentable area of Suite 300, the rentable area of Suite 360, the rentable area of suite 700, and other rentable and usable area calculations for purposes of the Lease as amended by this Fourth Amendment have been performed for Landlord by Stevenson Systems. in accordance with customary procedures based on a modified SOMA Standard (under which certain ground floor common areas are included in calculating the load factor for office space on all floors and perimeter measurements are made to the glass line). The preceding sentence is intended to confirm the method used for calculation of rentable areas, but any and all rights of the parties under the Lease to have space remeasured (to confirm or determine rentable areas using such method) shall continue to apply and shall not be deemed to have been deleted by virtue of the preceding sentence. Notwithstanding anything to the contrary in subparagraph (g) of Paragraph 23 of the Original Lease, the Lease shall not be terminated in the event of a casualty during the last 12 months of the term if Landlord elects to repair, reconstruct or restore the Premises.

      12. Supplemental Air Conditioning. Tenant shall continue to be responsible for operation, maintenance and repair of all supplemental air conditioning equipment installed in the Premises for Tenant and shall at all times maintain in effect an air conditioning system maintenance and service contract reasonably satisfactory to Landlord, with an air conditioning service contractor reasonably satisfactory to Landlord, providing for regular maintenance and service of such supplemental air conditioning equipment Tenant acknowledges and agrees that no more than a total of three tons of air-cooled (as opposed to water-cooled) supplemental air conditioning equipment may be employed on any floor at any time. To the greatest extent reasonably practicable and permissible under applicable laws and tariffs, the electrical supply for the supplemental air conditioning shall (at Tenants cost) be separately metered. Tenant shall pay Landlord for the cost of all such electricity as billed by Landlord monthly (or at such other intervals not more frequently than monthly as Landlord may elect).

      13. Reaffirmation of Lease. Except as set forth in this Fourth Amendment, the provisions of the Lease shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Fourth Amendment as of October __, 1995.

TENANT:                                   LANDLORD:

CRUTTENDEN ROTH INCORPORATED,             18301 ASSOCIATES, L.P.,
a California corporation                  a California Limited Partnership

                                          By: OPPORTUNITY CAPITAL PARTNERS.
L.P.,
                                                a California limited
partnership
                                                Its Administrative General
                                                Partner
By: /s/Edward J. Hall
Name: Edward J. Hall
Title: Chief Financial Officer                  By: OFFICE OPPORTUNITY
                                                CORPORATION,
                                                      A California corporation
                                                      Its General Partner

By: ___________________________
Name:__________________________
Title:_________________________


                                                      By: /s/William Wilson III
                                                      Name: William Wilson III
                                                      Title: President

                                                      By: /s/R. Matthew Moran
      `                                               Name: R. Matthew Moran
                                                      Title: CFO

<DIAGRAM

EXHIBIT A - SUITE 700

                                  EXHIBIT B

                      ATTACHED TO AND FORMING A PART OF
                   AMENDMENT NO. 4 TO OFFICE BUILDING LEASE
                                   BETWEEN
                     18301 ASSOCIATES, L.P., AS LANDLORD,
                                     AND
              CRUTTENDEN ROTH INCORPORATED, A$ TENANT ("LEASE")

                              CONSTRUCTION RIDER

 1. Landlord's Work. As soon as may be reasonably practicable after execution of the attached Amendment No. 4 to Office Lease (the "Amendment"), Landlord shall cause 2 contractor designated by Landlord to modify the existing improvements in Suite 700 and to perform certain other work in Suite 700 ("Landlord's Work" or the "Tenant Improvements"), as shown on the space plan developed by Gensler & Associates dated October 24, 1995 and approved by Ed Hall of Cruttenden Roth Incorporated (the "Space Plan").

1.1. Plans. The Tenant Improvements shall be constructed substantially as shown on the Space Plan, utilizing Building Standard materials and finishes (except as otherwise specified on the Space Plan). The preliminary cost estimate prepared by Landlord's contractor is attached as Exhibit B-1.

As soon as may be reasonably practicable after execution and delivery of the Amendment, Landlord shall cause the Space Planner to prepare and deliver to Tenant detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by Landlord's contractor ("Construction Documents"). Tenant shall respond to the Construction
Documents within five (5) Business Days after receipt thereof, specifying any changes or modifications Tenant desires in the Construction Documents.
The Space Planner will then revise the Construction Documents and resubmit them to Tenant for its approval. Tenant shall approve or disapprove the same within three (3) Business Days after receipt. After Tenant approves the Construction Documents, Landlord will provide Tenant with a guaranteed maximum cost quote from Landlord's contractor. Tenant shall approve the same within three (3) Business Days after receipt. The revised Construction Documents and cost estimate, as approved by Tenant, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Quote," respectively.

1.2. Construction. Upon approval by Tenant of the Final Construction Documents and the Final Cost Quote, Landlord shall authorize Landlord's contractor to proceed with Landlord's Work. The Tenant Improvements shall be deemed to be "Substantially Completed" when they have been completed in accordance with the

Final Construction Documents except for finishing details, minor omissions. decorations and mechanical adjustments of the type normally found on an architectural "punch list". (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

Upon Substantial Completion of the Tenant Improvements and before Tenant takes possession of the Premises, Landlord and Tenant shall inspect the Premises and jointly prepare a "punch list"of agreed items of construction remaining to be completed. Landlord shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and its workers in completing the items on the punch list.

1.3. Cost of Tenant Improvements. Landlord shall pay for the cost of Landlord's Work, including all normal costs of space planning, drawings, city fees, permits, contractor's overhead and fees, and costs of construction; provided, however, that Landlord's contribution to the costs of Landlord's Work shall not be applied to costs associated with Tenants work, if any, such as wiring, cabling, furniture and fixtures; and provided, further, that in no event shall the total cost to be borne by Landlord for Landlord's Work exceed $70,000.

Landlord shall contribute up to $70,000 toward the cost of the construction and installation of the Tenant Improvements, If and to the extent that the total cost of Landlord's Work exceeds $70,000, Tenant shall pay the excess (the "Additional Cost"), to Landlord within 30 days after Tenants receipt of written request therefor from Landlord. Landlord may request that Tenant pay Landlord 50% of the Additional Cost based upon the Final Cost Quote prior to the commencement of construction of the Tenant Improvements and that Tenant pay the balance of the actual Additional Cost upon Substantial Completion of the Tenant Improvements. Landlord will use reasonable care in preparing cost estimates, but Tenant acknowledges that they are estimates only and do not limit Tenants obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not it exceeds the estimated amounts.

      1.4. Changes. If Tenant requests any change, addition or alteration in or to any Final Construction Documents ("Changes"), Landlord shall cause the Space Planner to prepare additional Plans implementing such Change. As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Tenant fails to approve the Change within such three (3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

1.5. Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by: (i) Tenant's failure timely to approve any Construction Documents or cost quotes within the time periods required herein, or failure timely to perform any action item which is Tenant's responsibility pursuant to the Work Schedule attached as Exhibit B-2 (including, without limitation, Tenant's responsibility to obtain all requisite permits and approvals for Tenant's telephone and data cabling and commence installation of Tenants cabling as scheduled on November 27, 1995, and to complete installation of Tenant's cabling by November 30, 1995). (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant, (iii) any Changes, (iv) any failure by Tenant to pay any installment of Additional Cost within 30 days after tenant's receipt of written request therefor from Landlord as provided in Paragraph 1.3 above, or (v) any other delay requested or caused by Tenant (collectively, "Tenant Delays").

2. Delivery of Suite 700. Upon Substantial Completion of the Tenant Improvements, Landlord shall deliver possession of Suite 700 to Tenant. If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of Suite 700 to Tenant on or before the currently anticipated Substantial Completion date, or if Landlord is unable for any other reason to deliver possession of Suite 700 to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or deWering possession to Tenant and the Amendment shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then Suite 700 shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Tenant Improvements and tendered Suite 700 to Tenant but for such Tenant Delays.

Notwithstanding the foregoing, if the Commencement Date has not occurred or been deemed to have occurred by April 1, 1995, either party, by written notice to the other party given within ten (10) days after April 1, 1995, may terminate this Lease without any liability to the other party; provided, however, that (1) if the Commencement Date is delayed due to Tenant Delays, one day shall be added to the April 1. 1995 date above for each day of Tenant Delay: (2) if the delay in the Commencement.Date is caused by delays of the type described in Section 26 - Force Majeure of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended by Landlord for the construction and installation of the Tenant Improvements. If Tenant fails to perform any of Tenant's obligations under this Construction Rider within the time periods specified herein, Landlord may, in lieu of terminating the Lease under the foregoing provisions, treat such failure of performance as an Event of Default under the Lease.

      3. Tenant's Early Access to Suite 700. Landlord shall permit Tenant to enter Suite 700 to install data and telephone systems, furniture. fixtures and equipment upon and subject to all of the terms, conditions and provisions of the Lease. as amended by the Amendment, except that no Basic Rent shall be payable for Suite 700 on account of any period prior to the Suite 700 Commencement Date, provided that Tenant does not thereby increase the cost of, delay or in any manner interfere with the efficient and economical completion of Landlord's Work. Prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in the Lease, shall be in effect as of the time of such entry.

Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenants property placed upon or installed in Suite 700 prior to Substantial Completion, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into Suite 700 by Tenant or its contractors, agents or employees.

4. Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant at the expiration or termination of the Lease in accordance with the provisions of the Lease.